As filed with the Securities and Exchange Commission on _____________, 2004
                     Registration Statement No. 333-________


                     U.S. Securities and Exchange Commission
                             Washington, D.C. 20549


                                FORM SB-2/A No. 1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                 ASPENBIO, INC.
                                 --------------
                 (Name of small business issuer in its charter)


           Colorado                         2835                 84-1553387
------------------------------   -------------------------   ------------------
(State or jurisdiction of           (Primary Standard         (I.R.S. Employer
incorporation or organization)   Industrial Classification   Identification No.)
                                        Code Number)


     1585 South Perry Street                               Roger D. Hurst
   Castle Rock, Colorado 80104                        1585 South Perry Street
         (303) 794-2000                             Castle Rock, Colorado 80104
(Address and telephone number of                           (303) 794-2000
 principal executive offices and                   (Name, address and telephone
  address of principal place of                     number of agent for service)
              business)


                                 With a Copy to:

                           Theresa M. Mehringer, Esq.
                             Burns Figa & Will, P.C.
                          6400 S. Fiddlers Green Circle
                                   Suite 1030
                            Englewood, Colorado 80110
                                 (303) 796-2626

                Approximate date of proposed sale to the public:
       As soon as practicable following the date on which the Registration
                          Statement becomes effective.

     If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

-------------------------------------------------------------------------------------------------------------------------
CALCULATION OF REGISTRATION FEE                                                                                         |
-------------------------------------------------------------------------------------------------------------------------
                                      |                       |                    |                     |    Total     |
Title of each class of securities to  |      Amount to        |  Proposed maximum  |   Proposed maximum  |  Amount of   |
be registered (1)                     |    be registered      | offering price per |  aggregate offering | registration |
                                      |            share (2)  |                    |        price (2)    |    fee (2)   |
---------------------------------------- --------------------------------------------------------------------------------
Common Stock                          |   6,218,805 Shares    |       $ .89        |      $  5,534,736   |    $701.25   |
 --------------------------------------- --------------------------------------------------------------------------------
Shares of Common Stock Issuable Upon  |   6,601,681 Shares    |       $ .89        |      $  5,875,496   |    $744.43   |
Exercise of Options and Warrants      |                       |                    |                     |              |
---------------------------------------- --------------------------------------------------------------------------------
Total                                 |  12,820,486 Shares (3)|       $ .89        |      $ 11,410,233   |  $1,445.68   |
---------------------------------------- --------------------------------------------------------------------------------


     (1) For a description of the various securities referred to herein and the transactions in which they were issued, See "Description of Securities
          - Securities Registered Hereby."

     (2) Proposed maximum offering price and registration fee is based on the average of the bid and asked prices as reported by Over-The-Counter Bulletin Board on September 9, 2004 (a date within five business days prior to the initial filing hereof). Fee of $1,529.52 was paid with initial filing.

     (3) All shares offered pursuant to this Registration Statement relate only to resales by Selling Shareholders.


The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

Subject to Completion - Preliminary Prospectus dated October 25, 2004
                                                     ----------------

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.



                                 ASPENBIO, INC.

12,820,486 Shares of Common Stock to be issued to and offered by Selling Shareholders

     An aggregate of 12,820,486 shares (the "Shares") of no par value Common Stock (the "Common Stock") of AspenBio Inc. ("us," " we," "AspenBio" or the "Company") may be offered by certain shareholders (the "Selling Shareholders") from time to time in the public market. The shares of Common Stock offered hereby include the resale of: (i) 6,601,681 shares of Common Stock issuable upon exercise of outstanding warrants and options; and (ii) 6,218,805 shares of Common Stock outstanding.

     The Common Stock is traded on the Over-The-Counter Bulletin Board under the symbol "APNB.OB. " On October 15, 2004, the closing bid price of the Common Stock as reported on the Over-The-Counter Bulletin Board was $.605.

     The Shares will be offered by the Selling Shareholders through dealers or brokers on the OTC Bulletin Board. The Shares may also be sold in privately negotiated transactions. Sales through dealers or brokers are expected to be made with customary commissions being paid by the Selling Shareholders. Payments to persons assisting the Selling Shareholders with respect to privately negotiated transactions will be negotiated on a transaction-by-transaction basis. The Selling Shareholders have advised the Company that prior to the date of this Prospectus they have made no agreements or arrangements with any underwriters, brokers or dealers regarding the sale of the Shares. See "Plan of Distribution." Any commissions and/or discounts on the sale of Shares offered by the Selling Shareholders will be paid by the Selling Shareholders, and all other expenses related to the filing of the registration statement to which this offering relates are being paid by the Company. Other expenses to be paid by the Company may include the SEC filing fees and costs, printing costs, legal fees and accounting fees.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     These securities are speculative and involve a high degree of risk and immediate substantial dilution to investors. Potential purchasers should not invest in these securities unless they can afford the risk of losing their entire investment. See "Risk Factors" on page 4 of this prospectus.

                     Prospectus dated ________________, 2004

                                TABLE OF CONTENTS



                                                                            Page
                                                                            ----

Forward-Looking Statements....................................................1

Prospectus Summary............................................................1

Risk Factors..................................................................4

Use Of Proceeds...............................................................9

Selling Shareholders..........................................................9

Plan of Distribution.........................................................12

Legal Proceedings............................................................14

Dividend Policy..............................................................15

Management...................................................................15

Security Ownership of Certain Beneficial Owners and Management...............20

Description of Securities....................................................21

Certain Relationships and Related Transactions...............................22

Description of Business......................................................23

Management's Discussion and Analysis of Financial Condition and
Results of Operations........................................................34

Description of Property......................................................42

Market for the Registrant's Common Stock and Related Stockholder Matters.....42

Executive Compensation.......................................................43

Legal Matters................................................................45

Experts......................................................................45

Changes in Accountants.......................................................46

Additional Information.......................................................47

Index to Financial Statements ..............................................F-1

                           FORWARD LOOKING STATEMENTS


     Statements made in this Prospectus, including statements contained in information incorporated by reference, that are not historical or current facts are "forward-looking statements." Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors, which may cause actual results, performance, or achievements to differ materially from those expressed or implied. Any forward-looking statement speaks only as of the date made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which they are made.

     Statements concerning the establishments of reserves and adjustments for dated and obsolete products, expected financial performance, on-going business strategies and possible future action which we intend to pursue to achieve strategic objectives constitute forward-looking information. The sufficiency of such changes, implementation of strategies and the achievement of financial performance are each subject to numerous conditions, uncertainties, and risk factors. Factors which could cause actual performance to differ materially from these forward-looking statements, include, without limitation, management's analysis of our assets, liabilities, and operations, the failure to sell date-sensitive inventory prior to its expiration, competition, new product development by competitors which could render particular products obsolete, the inability to develop or acquire and successfully introduce new products or improvements of existing products, problems in collecting receivables, testing or other delays or problems in introducing our bovine pregnancy test, and difficulties in obtaining financing on an as-needed basis. These factors are discussed in this Prospectus under the heading "Risk Factors" and in the "Management's Discussion and Analysis" section.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus and the documents incorporated by reference herein.

The Company
-----------

     AspenBio, Inc. is an emerging biotechnology company engaged in the discovery, development, manufacture, and marketing of industry-leading products for animal and human healthcare. Founded in August 2000, the Company was initially created for the purpose of acquiring the antigen business of Vitro Diagnostics, Inc. and then leveraging that proprietary knowledge and technology to develop products with substantial market potential. As a significant supplier of human antigens, AspenBio manufactures human antigens that are used primarily as controls to determine whether diagnostic test kits are functioning properly. The Company currently markets more than 30 products to diagnostic test kit manufacturers and research facilities. While generating revenues from its core business, AspenBio is actively developing a broad range of healthcare products predominantly in the area of animal healthcare.

     By applying its proprietary platform technology to veterinary medicine, AspenBio gains several competitive advantages. First, since the FDA approval process for animal products is often less costly and time-consuming than that for human products, the Company's research and development costs are substantially reduced and the timeline to product launch is shortened. Secondly, veterinary medicine represents an area of significant market potential with relatively limited market competition.

     Two key products currently under development, SurBred 15TM and StayBredTM, are designed to create more effective breeding programs for artificially inseminated dairy cows. Since pregnancy is necessary for milk production, more effective breeding programs not only produce more calves but also increase milk production per cow and thus the profitability of the dairies. SurBred 15 is an early detection pregnancy test that is designed to determine pregnancy status sooner than traditional methods and before the end of the cow's 21-day estrous cycle, thereby enabling herd managers to artificially inseminate cows twice, not just once, during the same cycle if the cow is not pregnant. This not only saves time in helping to achieve pregnancy, but also eliminates duplicate drug and veterinary costs. The antigen-based blood test is not subject to FDA regulation. Merial Limited, a joint venture of Merck and Aventis, has the exclusive right to market and distribute SurBred 15 worldwide, once the product is fully developed. StayBred, a complementary technology, is a recombinant form of luteinizing hormone (LH) that we believe will reduce the rate of pregnancy loss. Currently up to 70% of artificially inseminated pregnant cows absorb or abort. FDA approval is required prior to the sale of StayBred unless it is sold thru compounding pharmacies after an ANDA has been filed. Other proprietary products in the pipeline include a recombinant form of equine gonadotropins for equine infertility; recombinant forms of bovine and equine FSH for embryo transfer; and a diagnostic test for appendicitis in humans.

     AspenBio's strategy is to pursue technologies under in-licensing agreements with universities, research scientists, and doctors; conduct research on the technologies through various stages of preclinical and clinical development; and then either out-license or sell the technologies, enter into marketing and distribution agreements with major pharmaceutical companies, or proceed directly to product launch.

     More information on these and other product offerings is described under Business of the Company, below.

     Our principal office is located at 1585 South Perry Street, Castle Rock, Colorado 80104, telephone number 303-794-2000. Our website is www.aspenbioinc.com.

The Offering
------------

     Pursuant to this Prospectus, the Selling Shareholders may from time to time offer all or any portion of an aggregate of 12,820,486 Shares of Common Stock on the OTC Bulletin Board through underwriters, dealers or brokers or in independently negotiated transactions. See "Selling Shareholders" and "Plan of Distribution." Except to the extent of the cash exercise price paid to the Company upon exercise of warrants for Shares registered under this Prospectus, the Company will not receive any proceeds from the sale of Shares offered by the Selling Shareholders. Included in this Prospectus is a total of 6,218,805 shares of Common Stock outstanding and 6,601,681 shares of Common Stock issuable upon the exercise of outstanding options and warrants being registered for public sale.

     As of October 15, 2004, there were 11,713,144 shares of Common Stock outstanding. The Company's Common Stock is traded on the OTC-Bulletin Board under the symbol "APNB.OB."



Risk Factors
------------

     The securities offered are speculative and involve a high degree of risk. Factors which may affect the Company's business and the securities offered hereby include uncertain financial condition, lack of profitability, dependence on a few major customers, possible need for additional capital, dependence on management, substantial debt and the likely adverse effect of this Offering on the market price of the Company's Common Stock. All of the Shares may be resold in the public market by the Selling Shareholders. Sales of any of these previously restricted Shares into the public market could impact the market adversely so long as this Offering continues. See "Risk Factors" beginning on page 4.

Use of Proceeds
---------------

     The Company will not receive any proceeds from sales of Shares by the Selling Shareholders, except to the extent of the cash exercise price paid upon the exercise of options and warrants for Shares registered under this Prospectus. All proceeds received from the sale of the Shares offered by the Selling Shareholders will accrue to the benefit of the Selling Shareholders and not to the Company.

                                  RISK FACTORS

     The securities offered in this prospectus are highly speculative and involve a high degree of risk, including among other items the risk factors described below. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, the trading price of our common stock could decline and you could lose all or part of your investment. You should carefully consider the following risk factors and other information in this prospectus before deciding to invest in the shares.

Risks Related to Our Business
-----------------------------

Our success depends on our ability to develop and commercialize new products.

     Our success depends on our ability to successfully develop new products. Although we are engaged in human diagnostic antigen manufacturing operations and all of our revenues are derived from this business, we believe our ability to substantially increase our revenues and generate net income is contingent on successfully developing one or more of our pipeline products. Our ability to develop any of the pipeline products is dependent on a number of factors, including funding availability to complete development efforts, to adequately test and refine products, and to commercialize our products, thereby generating revenues once development efforts prove successful. We have encountered in the past and may again encounter in the future problems in the testing phase for different pipeline products, sometimes resulting in substantial setbacks in the development process. There can be no assurance that we will not encounter similar setbacks with the products in our pipeline, or that funding from outside sources and our revenues will be sufficient to bring any or all of our pipeline products to the point of commercialization.

Our Distribution Agreement with Merial could be terminated.

     Our Agreement with Merial Limited ("Merial") for SurBred15(TM) contemplated a product launch date of October 1, 2003. The sales goals under the Agreement state that the goals will be prorated by calendar quarter since the product launch did not occur by October 1, 2003. We are actively engaged in research and development on this product, but do not yet have a satisfactory working prototype. Consequently, progress payments from Merial have been delayed, and until we reach certain milestones, continued delays in developing a prototype could result in substantial modifications to the Merial Agreement, and/or possibly cancellation. As a result of sensitivity issues encountered in making the test into a commercially acceptable rapid diagnostic test we have recently engaged a specialist with extensive experience in whole blood rapid diagnostic tests to assist us in the development of this product. Although Merial has expressed its desire to continue working with us, if we are unable to satisfy Merial and/or successfully develop a prototype, Merial may discontinue its support of this product and cancel the Agreement and, in the event of canceling, may request a refund of 50% ($100,000) of the advance development fees they have paid to date. The inability to successfully develop a prototype and/or cancellation of the Agreement could have a material adverse effect on our business plan and projected growth.

Our success will depend in part on establishing effective strategic partnerships and business relationships.

     A key aspect of our business strategy is to establish strategic partnerships. We currently have license arrangements with the University of Idaho, the University of Wyoming and Washington University (St. Louis, MO). Under a separate agreement with Washington University, in late 2003 the Company agreed to fund $46,550 payable over a six-month period for consulting and research assistance on one of the Company's products in development. It is likely that we will seek other strategic alliances. We also intend to rely heavily on companies with greater capital resources and marketing expertise to market some of our products, such as our agreement with Merial. While we have identified certain candidates for other potential products, we may not reach definitive agreements with any of them. Even if we enter into these arrangements, we may not be able to maintain these collaborations or establish new collaborations in the future on acceptable terms. Furthermore, these arrangements may require us to grant certain rights to third parties, including exclusive marketing rights to one or more products, or may have other terms that are burdensome to us, and may involve the acquisition of our securities. Our partners may decide to develop alternative technologies either on their own or in collaboration with others. If any of our partners terminate their relationship with us or fail to perform their obligations in a timely manner, or if we fail to perform our obligations in a timely manner, the development or commercialization of our technology in potential products may be affected or delayed.


We have limited manufacturing experience, and we may experience manufacturing problems that limit the growth of our revenue.

     We purify human and animal antigens and tumor markers. In 2003, our revenues from these sales were approximately $651,000. We intend to introduce new products with substantially greater revenue potential. We may seek to manufacture these products in-house or through contractual arrangements with third parties. In either event, we may not be able to produce sufficient quantities at an acceptable cost. In addition, we may encounter difficulties in production due to, among other things, quality control, quality assurance and component supply. These difficulties could reduce sales of our products, increase our costs, or cause production delays, all of which could damage our reputation and hurt our profitability. To the extent that we enter into manufacturing arrangements with third parties, we will depend on them to perform their obligations in a timely manner and in accordance with applicable government regulations.

Our success depends upon our ability to protect our intellectual property rights.

     Our success will partially depend on our ability to obtain and enforce patents relating to our technology and to protect our trade secrets. We may not receive any patents. In addition, third parties may challenge, narrow, invalidate or circumvent our patents. The patent position of biotechnology companies is generally highly uncertain, involves complex legal and factual questions and has recently been the subject of much litigation. Neither the U.S. Patent Office nor the courts have a consistent policy regarding breadth of claims allowed or the degree of protection afforded under many biotechnology patents.

     In an effort to protect our unpatented proprietary technology, processes and know-how, we require our employees and consultants to execute confidentiality agreements. However, these agreements may not provide us with adequate protection against improper use or disclosure of confidential information. These agreements may be breached, and we may not have adequate remedies for any such breach. In addition, in some situations, these agreements may conflict, or be subject to, the rights of third parties with whom our employees or consultants have previous employment or consulting relationships. Also, others may independently develop substantial proprietary information and techniques or otherwise gain access to our trade secrets. We intend to market our products in many different countries some of which we will not have patents in or applied for. Different countries have different patent rules and we may sell in countries that do not honor patents and in which the risk that our products could be copied and we would not be protected would be greater.

We may be unable to retain key employees or recruit additional qualified personnel.

     Because of the specialized scientific nature of our business, we are highly dependent upon qualified scientific, technical, and managerial personnel. There is intense competition for qualified personnel in our business. Therefore, we may not be able to attract and retain the qualified personnel necessary for the development of our business. A loss of the services of existing personnel, as well as the failure to recruit additional key scientific, technical and managerial personnel in a timely manner would harm our development programs and our business.

     Roger Hurst has been our President and our largest shareholder since our inception. On August 30, 2004, we entered into an employment agreement with Mr. Hurst, and the agreement provides for exclusive use of his services to the Company for a minimum of one year.

Our competitors may have greater resources or research and development capabilities than we have, and we may not have the resources necessary to successfully compete with them.

     Our business strategy has been to create a niche in the protein purification area, which is from where all of our current revenues are generated. We are aware of only one competitor commercially selling products in this area, Dr. Albert Parlow, a UCLA professor. The biotechnology business is highly competitive, and we may face increasing competition. We expect that many of our competitors will have greater financial and human resources, more experience in research and development, and more established sales, marketing and distribution capabilities than we have. In addition, the healthcare industry is characterized by rapid technological change. New product introductions or other technological advancements could make some or all of our products obsolete.

We do not currently have insurance that covers product liability.

     Our insurance policies do not currently cover claims and liability arising out of defective products. As a result, if a claim were brought against us, we would not have any insurance that would apply and would have to pay any costs directly. Because our products have only been used as part of diagnostic test kits, we did not believe that this insurance would be necessary. However, as we expand into other products, the risk of claims will increase and we will need to evaluate the need to obtain insurance.

If we fail to obtain FDA approval, we cannot market certain products in the United States.

     Therapeutic products to be used by humans must be approved by the FDA prior to marketing and sale. This would apply to our plan to potentially market the appendicitis test. In order to obtain approval, we must complete extensive clinical trials and comply with numerous standards; this process can take substantial amounts of time to complete. Even if we complete the trials, FDA approval is not guaranteed. FDA approval can be suspended or revoked, or we could be fined, based on a failure to continue to comply with those standards.

     FDA approval is also required prior to marketing and sale for therapeutic products that will be used on animals, and can also require considerable time to complete. New drugs for companion animals must receive New Animal Drug Application approval. This type of approval would be required for the use of our therapeutic equine and bovine protein products. The requirements for obtaining FDA approval are similar to those for human drugs described above and may require similar clinical testing. Approval is not assured and, once FDA approval is obtained, we would still be subject to fines and suspension or revocation of approval if we fail to comply with ongoing FDA requirements. The Company is considering selling some of its products thru compounding pharmacies, thereby, circumventing for a period of time, the need for FDA approval prior to making sales of product so long as an ANDA has been filed. There are certain risks associated with this approach.

If we fail to obtain regulatory approval in foreign jurisdictions, then we cannot market our products in those jurisdictions.

     We plan to market some of our products in foreign jurisdictions. Specifically, we expect that the bovine pregnancy test will be aggressively marketed in foreign jurisdictions. We may market our therapeutic products in foreign jurisdictions, as well. We may need to obtain regulatory approval from the European Union or other jurisdictions to do so and obtaining approval in one jurisdiction does not necessarily guarantee approval in another. We may be required to conduct additional testing or provide additional information, resulting in additional expenses, to obtain necessary approvals.


Risks Related to Our Securities
-------------------------------

We may require additional capital in the future and we cannot assure you that capital will be available on reasonable terms, if at all, or on terms that would not cause substantial dilution to your stock holdings.

     We have historically needed to raise capital to fund our operating losses. We expect to continue to incur operating losses through the 2004 calendar year and possibly longer. If capital requirements vary materially from those currently planned, we may require additional capital sooner than expected. There can be no assurance that such capital will be available in sufficient amounts or on terms acceptable to us, if at all. Any sale of a substantial number of additional shares may cause dilution to your investment and could also cause the market price of our Common Stock to decline. Due to our continued losses and limited capital our accountants may issue an opinion that questions our going concern status at year end that could negatively affect our ability to raise capital.

We do not anticipate paying any dividends in the foreseeable future.

     The Company does not intend to declare any dividends in the foreseeable future. Investors who require income from dividends should not purchase these Shares.

Our common stock is classified as a "penny stock" under SEC rules and the market price of our common stock is highly unstable.

     A limited trading market exists for our common stock on the OTC Bulletin Board. Since inception of trading in January 2003, our common stock has not traded at $5 or more per share. Because our stock is not traded on a stock exchange or on the Nasdaq National Market or the Nasdaq Small Cap Market, if the market price of the common stock is less than $5 per share, the common stock is classified as a "penny stock." SEC Rule 15g-9 under the Exchange Act imposes additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as an "established customer" or an "accredited investor." This includes the requirement that a broker-dealer must make a determination that investments in penny stocks are suitable for the customer and must make special disclosures to the customers concerning the risk of penny stocks. Many broker-dealers decline to participate in penny stock transactions because of the extra requirements imposed on penny stock transactions. Application of the penny stock rules to our common stock reduces the market liquidity of our shares, which in turn affects the ability of holders of our common stock to resell the shares they purchase, and they may not be able to resell at prices at or above the prices they paid. Furthermore, at present there is relatively limited trading in our stock which could cause our price to fall if shares are sold into the market.


We have a large number of outstanding options and warrants, and we may issue additional shares, options and warrants during and subsequent to the Offering.

        As of October 15, 2004, 11,713,144 shares of our common stock and an aggregate of 7,475,948 options and warrants were outstanding and another 65,000 shares reserved for issuance under our 2002 Stock Incentive Plan but not yet granted. We may issue additional shares upon exercise of warrants or options, or in connection with certain business development or license agreements. We may issue additional shares and warrants in order to raise additional capital on an as-needed basis. The issuance of additional shares, options or warrants may cause dilution of your investment.


We issued securities in 2002 which may not qualify for the Private Offering Exemption.

     In July, 2002, we issued certain securities in reliance on the private offering exemption from registration to sophisticated, experienced investors who were our shareholders prior to these transactions and who are knowledgeable about the business, financial condition and the risks of investing in the securities. These transactions were made during the pendency of the processing of a registration statement. Under certain circumstances, the SEC has determined that separate offerings should be integrated which has the effect of destroying the private offering exemption. We do not believe that these transactions should be integrated with the sale of our shares by selling shareholders pursuant to the prospectus, which was part of the registration statement. Nonetheless, the SEC may take the position that the offering should be integrated and could challenge the availability of the private offering exemption to us. In that event, we could be subject to enforcement proceedings brought by the SEC and subject to injunctive or other relief, and could be subject to possible civil action by the two purchasers of these securities. It is also possible that the SEC could require us to make a rescission offer through a registration statement to the purchasers of the securities. Any such developments could be expensive and could harm our reputation and result in an adverse impact on our business and financial condition.

Because one of our shareholders exercises voting power of more than 17% of our common stock, he may be able to significantly influence the outcome of all matters submitted to our shareholders for approval, regardless of the preferences of the minority shareholders.

     Roger D. Hurst currently owns 17.1% of our outstanding common stock. Accordingly, he may have the ability to control matters affecting us, including the composition of our board of directors, any determinations with respect to mergers, or other business combinations, our acquisition or disposition of assets and our financings. In addition, Mr. Hurst may be able to prevent or cause a change in control of our company and may be able to amend our articles of incorporation and bylaws without the approval of any other shareholder, depending on the number of votes cast on any proposal. His interests may conflict with the interests of our other shareholders.


                                 USE OF PROCEEDS

     Except for the cash exercise price paid to the Company upon exercise of warrants to purchase Shares registered under this Prospectus, the Company will not receive any proceeds from sales of Shares by the Selling Shareholders. All proceeds received from the sale of the Shares offered by the Selling Shareholders will accrue to the benefit of the Selling Shareholders and not to the Company.


                             SELLING SHAREHOLDERS


     The following table sets forth information known to the Company regarding the beneficial ownership of Shares of the Company's Common Stock as adjusted to reflect the sale of the shares offered hereby by each Selling Shareholder. The information set forth below is based upon information concerning beneficial ownership provided to the Company by each Selling Shareholder. Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.


                                        Number of Shares     Number of       Number of Shares
                                         Owned Prior to       Shares           Owned After
          Name                            Offering (1)    Offered Hereby (1)   Offering (1)
          ----                            -------------  -------------------  ------------
Aaron Elkin                                    50,000         50,000                --
Adam Larson                                    25,000         25,000                --
Alexander T. Topping Jr                        91,429         91,429                --
Anders Brag                                   571,429        571,429                --
Austin Lewis                                  200,000        200,000                --
Berry-Shino Securities, Inc. (2)              376,665        376,665                --
Brian Elliot Peierls                          109,590         80,000            29,590
Bruce Deal                                    125,000        100,000            25,000
Brunner Brothers Land Partnership (3)          25,000         25,000                --
Cambridge Holdings, Ltd. (4)                  970,846        970,846
Cheri L. Kraft                                 10,000         10,000
Christopher Pusey                              15,065         15,065                --
Daniel Luskind                                 82,480         82,480                --
David Stretmater                              180,000        180,000                --
Deborah Gold                                  100,000        100,000                --
Deborah Salerno                               200,000        200,000                --
Deborah Ziwot                                  66,116         66,116                --
E. Jeffrey Peierls                            169,543        120,000            49,543
Earnco MPPP (5)                                23,590         23,590                --
Ernest D. Bianchi, Jr                             600            600                --
Fellowship of Christian Cowboys (6)            25,000         25,000                --
Gail Schoettler (7)                           115,000        115,000                --
Gerald C. Dohm, Jr                             20,000         20,000                --
Gisele Ann Denton                               8,000          8,000                --
Greg Stiegmann                                 50,000         50,000                --
Gregory Pusey (4)                             472,160        372,160           100,000
Gregory Pusey - IRA                            15,901         15,901                --
Living Trust of Harold Richard Grisham        137,143        137,143                --
Harvey, Michael & Lyn                          40,000         40,000                --
Henry S. Krauss                                82,480         82,480                --
Herbert Weisberger                             20,000         20,000                --
Howard Lieber (8)                             207,797        207,797                --
Hugh S. or Martha S. McCampbell                10,000         10,000                --
Insiders Trend Fund (9)                       200,000        200,000                --
Jason Kraft                                     5,000          5,000                --
Jeffrey McGonegal (10)                        417,643        117,643           300,000
Jeremy Newman                                  22,250         12,250            10,000
Jerry Wyatt                                     4,000          4,000                --
Jill Pusey                                     40,000         40,000                --
Jill Pusey - IRA Account                       16,509         16,509                --
Jill Pusey CDN\ Jacquline Pusey                13,540         13,540                --
Joel Gold                                      50,000         50,000                --
John Altshuler - Estate                        10,000         10,000                --
John P. O'Shea (11)                           401,608        401,608                --
Jonathan B. Dangar                              8,076          8,076                --


                                       10


Joseph Militello                               12,500         12,500                --
JW Roth                                       153,000          3,000           150,000
Kathleen Lieber                                20,000         20,000                --
Kevin M. Cox                                  150,000        150,000                --
Kilyn Roth                                    415,142         57,142           358,000
Lucas Larson                                   25,000         25,000                --
Mathis Family Partners, Ltd. (5)               30,000         30,000                --
Meadowbrook Opp. Fund LLC (12)              1,228,571      1,228,571                --
Michael G. Baker                               66,116         66,116                --
Michael Jarvis                                 20,000         20,000                --
Michael R. Ullrich                              2,750          2,750                --
Michael Smith (13)                            746,903        713,281            33,622
Michal R. Ullrich                               2,750          2,750                --
Paul and Linda Marrs                           30,000         30,000                --
Peter Melhado                                 338,570        228,570           110,000
Polaris Partners LP (14)                      685,714        685,714                --
Richard Huttner                                12,500         12,500                --
Richard Louise                                 47,728         47,728                --
Robert Bearman                                 22,000         10,000            12,000
Robert Hudak                                   30,000         30,000                --
Robert Welsh                                   40,000         40,000                --
Rodney Nuss                                    12,500         12,500                --
Roger Hurst (15)                            2,005,143          5,143         2,000,000
Roger W. Miller                               228,572        228,572                --
Ronald Gordon                                  50,000         50,000                --
Scott C. Bowman                                 5,876          5,876                --
Scott Menefee                                  13,500         13,500                --
Steven K. Gear                                  7,200          7,200                --
Steven Perry                                   50,000         50,000                --
Strategic Growth International, Inc(16)       800,000        800,000                --
Talon Opportunity Partners L.P. (17)        2,285,712      2,285,712                --
The Chase Family Trust                         11,748         11,748                --
The Vintox Fund Ltd. (18)                     274,286        274,286                --
Theodore L. Stortz                             25,000         25,000                --
Thomas Andrijeski                              12,500         12,500                --
Timpas Creek Finance Co., LLC (19)             50,000         50,000                --
Warren Ehrlich                                275,000         30,000           245,000
Weinberger-Vermut Living Trust                210,000        210,000                --
William Lanting, MD                            12,500         12,500                --
William. E. Harnish                            50,000         50,000                --
                                           ----------     ----------         ---------
                                           16,243,241     12,820,486         3,422,755
                                           ==========     ==========         =========



-----------------
(1) Beneficial ownership is calculated in accordance with Rule 13d-3 (d) of the Securities Exchange Act of 1934, as amended. Under Rule 13d-3 (d), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person of the class, but not deemed outstanding for the purpose of calculating the percentage owned of the class by any other person. Assumes that all Shares registered hereunder are sold by the Selling Shareholders.

Relationships and Transactions with Certain Selling Shareholders
----------------------------------------------------------------

     (2) Berry-Shino Securities, Inc. acted as placement agent for our note offering which closed in September/October of 2003, and for our offering of common stock which closed in December 2003. Control Persons are R. Matthew Shino, Robert L. Berry and Leslie Griffith.
     (3)  Control Person is Bruce Brunner.
     (4) Gregory Pusey is Chairman of the Board and Secretary of the Company. He is also President, director and shareholder of Cambridge Holdings, Ltd.
     (5)  Control Person is Earnest Mathis.
     (6)  Control Person is Jerry Wyatt.
     (7)  Gail Schoettler is a Director of the Company.
     (8) Howard Lieber acted as a finder for certain investors in our common stock offering which closed in December 2003.
     (9)  Control Person is Anthony Marchese.
     (10) Jeffrey McGonegal is the Chief Financial Officer of the Company.
     (11) John O'Shea is a principal of Westminster Securities Corporation, the placement agent for the unit offering we closed in July and August 2004.
     (12) Control Person is Michael Ragins.
     (13) Michael Smith previously loaned money to the Company under a convertible note payable. A portion of the note and accrued interest were converted into common stock of the Company and the balance of the note was repaid.
     (14) Peter Melhado is a principal of Polaris Partners LP. Mr. Melhado and Polaris Partners LP previously loaned money to the Company on a short-term basis, all of which has been repaid.
     (15) Strategic Growth International provides consulting services to the Company. Control Person is Richard E. Cooper.
     (16) Control Person is Terry Diamond.
     (17) Control Person is Robert Topping.
     (18) Control Persons are Adam Larson and William Larson.




Strategic Growth International provides consulting services to the Company under a 12-month Consulting Agreement dated January 2004.


                              PLAN OF DISTRIBUTION

Sale of Securities by Selling Shareholders
------------------------------------------

     The Selling Shareholders have advised the Company that prior to the date of this Prospectus they have not made any agreements or arrangements with any underwriters, brokers or dealers regarding the resale of the Shares. The Company has been advised by the Selling Shareholders that the Shares may at any time or from time to time be offered for sale either directly by the Selling Shareholders or by their transferees or other successors in interest. Such sales may be made in the over-the-counter market or in privately negotiated transactions.

     The Selling Shareholders have exercised their right to require the Company to register the Shares which the Selling Shareholders purchased from the Company in private transactions. The Selling Shareholders were granted certain registration rights pursuant to which the Company has agreed to maintain a current registration statement to permit public sale of the Shares. The Company will pay all of the expenses incident to the offering and sale of the Shares to the public by the Selling Shareholders other than commissions and discounts of underwriters, dealers or agents, if any. Expenses to be paid by the Company include legal and accounting fees in connection with the preparation of the Registration Statement of which this Prospectus is a part, legal fees in connection with the qualification of the sale of the Shares under the laws of certain states, registration and filing fees, printing expenses, and other expenses. The Company will not receive any proceeds from the sale of the Shares by the Selling Shareholders, except to the extent of any cash exercise price paid to the Company upon exercise of warrants.

     The Company anticipates that the Selling Shareholders from time to time will offer the Shares through: (i) dealers or agents or in ordinary brokerage transactions; (ii) direct sales to purchasers or sales effected through an agent; (iii) privately negotiated transactions; or (iv) combinations of any such methods. The Shares would be sold at market prices prevailing at the time of sale or at negotiated prices. Dealers and brokers involved in the offer and sale of the Shares may receive compensation in the form of discounts and commissions. Such compensation, which may be in excess of ordinary brokerage commissions, may be paid by the Selling Shareholders and/or the purchasers of Shares for whom such underwriters, dealers or agents may act. The Selling Shareholders and any dealers or agents which participate in the distribution of the Shares may be deemed to be "underwriters" as defined in the 1933 Act and any profit on the sale of the Shares and any discounts, commissions or concessions received by any dealers or agents might be deemed by the NASD to constitute underwriting compensation.

     If the Company is notified by the Selling Shareholders that any material arrangement has been entered into with an underwriter for the sale of Shares, a supplemental prospectus will be filed to disclose such of the following information as the Company believes appropriate: (i) the name of the participating underwriter; (ii) the number of Shares involved; (iii) the price at which such Shares are sold; (iv) the commissions paid or discounts or concessions allowed to such underwriter; and (v) other facts material to the transaction.

     Sales of Shares on the OTC Bulletin Board may be by means of one or more of the following: (i) a block trade in which a broker or dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (ii) purchases by a dealer as principal and resale by such dealer for its account pursuant to this Prospectus; and (iii) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate.

     The Company is unable to predict the effect which sales of the Shares by the Selling Shareholders might have upon the market price of the Company's Common Stock or the Company's ability to raise further capital. See "Risk Factors."

Private Sale of Common Stock by the Company
-------------------------------------------

     The Company issued shares of "restricted" common stock to the Selling Shareholders in private transactions, and the Company will issue shares of "restricted" common stock to the Selling Shareholders upon their exercise of warrants which they received from the Company in private transactions. The Company anticipates that Shares already received and Shares to be issued upon exercise of the warrants will all be sold by the Selling Shareholders as described above.

Indemnification
---------------

     The Company's Articles of Incorporation provide that the Company shall indemnify any officer, employee, agent or director against liabilities (including the obligation to pay a judgment, settlement, penalty, fine or expense), incurred in a proceeding (including any civil, criminal or investigative proceeding) to which the person was a party by reason of such status. Such indemnity may be provided if the person's actions resulting in the liabilities: (i) were taken in good faith; (ii) were reasonably believed to have been in the Company's best interest with respect to actions taken in the person's official capacity; (iii) were reasonably believed not to be opposed to the Company's best interest with respect to other actions; and (iv) with respect to any criminal action, the director had no reasonable grounds to believe the actions were unlawful. Unless the person is successful upon the merits in such an action, indemnification may generally be awarded only after a determination of independent members of the Board of Directors or a committee thereof, by independent legal counsel or by vote of the shareholders that the applicable standard of conduct was met by the director to be indemnified.

     A director, employee, agent, or officer who is wholly successful, on the merits or otherwise, in defense of any proceeding to which he or she was a party, is entitled to receive indemnification against reasonable expenses, including attorneys' fees, incurred in connection with the proceeding. In addition, a corporation may indemnify or advance expenses to an officer, employee or agent who is not a director to a greater extent than permitted for indemnification of directors, if consistent with law and if provided for by its articles of incorporation, bylaws, resolution of its shareholders or directors or in a contract.

     In connection with this Offering the Company and certain of the Selling Shareholders have agreed to indemnify each other against certain civil liabilities, including liabilities under the 1933 Act. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable.

                                LEGAL PROCEEDINGS

     Neither the Company nor any of its officers and directors is currently a party to any material legal proceeding.

                                 DIVIDEND POLICY

     During 2002, the Company paid a dividend of approximately $49,000 relating to its previous tax status as an S Corporation. The Company anticipates that for the foreseeable future all earnings will be retained for use in the Company's business and no cash dividends will be paid to stockholders. Any payment of cash dividends in the future on the Common Stock will be dependent upon the Company's financial condition, results of operations, current and anticipated cash requirements, plans for expansion, as well as other factors that the Board of Directors deems relevant.

                                   MANAGEMENT

     Executive officers of the Company are elected by the Board of Directors, and serve for a term of one year and until their successors have been elected and qualified or until their earlier resignation or removal by the Board of Directors. There are no family relationships among any of the directors and executive officers of the Company.

     The following table sets forth names and ages of all executive officers and directors of the Company:


------------------------ ------- -----------------------------------------------
Name                     Age     Position
------------------------ ------- -----------------------------------------------
Roger D. Hurst           54      President, Chief Executive Officer and Director
------------------------ ------- -----------------------------------------------
Gregory Pusey            52      Chairman, Secretary and Director
------------------------ ------- -----------------------------------------------
Gail S. Schoettler       60      Director
------------------------ ------- -----------------------------------------------
Douglas I.  Hepler       57      Director
------------------------ ------- -----------------------------------------------
David E. Welch           57      Director
------------------------ ------- -----------------------------------------------
Jeffrey G. McGonegal     53      Chief Financial Officer
------------------------ ------- -----------------------------------------------


     Roger D. Hurst, the founder of AspenBio, has served as President and as a director, since our formation in July 2000. From 1988 to the July 2000 sale of the antigen business from Vitro Diagnostics, Inc. to AspenBio, Mr. Hurst served as the President and Chief Executive Officer of the Vitro Diagnostics. Mr. Hurst holds a bachelor's degree from Nebraska Wesleyan University.

     Gregory Pusey became a director of AspenBio in February 2002, and Chairman in May 2003. Mr. Pusey is the President of Advanced Nutraceuticals, Inc., a publicly held company engaged in manufacturing and marketing of vitamins and nutritional supplements. Mr. Pusey has been associated with Advanced Nutraceuticals, Inc. and its predecessors since 1997. Since 1988, Mr. Pusey has been the President and a director of Cambridge Holdings, Ltd., a publicly held real estate development firm. Mr. Pusey is also a director of A4S Technologies, Inc., a provider of hardware and software security related products, and has served as President of Livingston Capital, Ltd. since 1987, a venture capital firm. Mr. Pusey holds a B.S. degree in finance from Boston College.

     Gail S. Schoettler served as a U.S. Ambassador from 1999 to 2000, Colorado Lt. Governor from 1995 to 1999, and Colorado State Treasurer from 1987 to 1995. She was a trustee of the Public Employees Retirement Association, Colorado's $27 billion pension fund, for eight years. Ambassador Schoettler was a founder and director of two banks and currently helps manage her family's ranching, vineyard and real estate businesses. She speaks internationally on politics and business and writes a column for The Denver Post. She is a trustee of several non-profit organizations and the recipient of the French Chevalier of the Legion of Honor, France's highest civilian award. Ambassador Schoettler is also a director of CancerVax Corporation, AirGate PCS, Inc., and is the chairperson of the board of Fischer Imaging Corp. She earned her BA with honors in economics from Stanford University and her MA and PhD in history from the University of California at Santa Barbara. Ambassador Schoettler became a director of AspenBio in August 2001.

     Douglas I. Hepler, Ph.D., joined the Company's Board of Directors in March of 2004. Dr. Hepler is currently Vice President of Research and Development for IDEXX Pharmaceuticals, Inc., a wholly owned subsidiary of IDEXX Laboratories, Inc. Dr. Hepler is responsible for the overall technical leadership of the Pharmaceutical Division of IDEXX Pharmaceuticals, Inc. Dr. Hepler was also the Co-founder and Executive Vice President of Blue Ridge Pharmaceuticals, Inc. before its sale to IDEXX Laboratories, Inc. in 1998. While at Blue Ridge Pharmaceuticals Dr. Hepler was instrumental in the development and FDA registration of Acarexx, Iverhart Plus, PZI Vet, Facilitator, Navigator, Pyrantel and CyFly. Prior to Blue Ridge Pharmaceuticals, Dr. Hepler was instrumental in the development and FDA registration of Interceptor, Program and Sentenial while at Novartis Animal Health. Dr. Hepler received a B.S. degree from Lock Haven University in biology, a M.S. from Colorado State University in microbiology and a Ph.D. from Colorado State University in immunology.

     David E. Welch, became a director of AspenBio as of October 1, 2004. Mr. Welch has served as Vice President and Chief Financial Officer of American Millennium Corporation, Inc., a public company located in Golden, Colorado, since April 2004. He also is a self-employed financial consultant. From July 1999 to June 2002 Mr. Welch served as Chief Financial Officer, Secretary and Treasurer of Active Link Communications, Inc., another publicly traded company. During 1998 he served as Chief Information Officer for Language Management International, Inc., a multinational translation firm located in Denver, Colorado. From 1996 to 1997, he was Director of Information Systems for Mircromedex, Inc., an electronic publishing firm, located in Denver, Colorado. Mr. Welch also serves on the Boards of Directors of Advanced Nutraceuticals, Inc., and Communication Intelligence Corporation, both publicly traded companies. He received a B.S. degree in accounting from the University of Colorado.

      Jeffrey G. McGonegal became Chief Financial Officer of the Company in June 2003. Mr. McGonegal also serves as Senior Vice President - Finance of Advanced Nutraceuticals, Inc., a publicly held company engaged in manufacturing and marketing of vitamins and nutritional supplements. Since 1997, Mr. McGonegal has served as Managing Director of McGonegal and Co., a company engaged in providing accounting and business consulting services. From 1974 to 1997, Mr. McGonegal was an accountant with BDO Seidman LLP. While at BDO Seidman LLP, Mr. McGonegal served as managing partner of the Denver, Colorado office. Mr. McGonegal is a member of the board of directors of The Rockies Venture Club, Inc. He received a B.A. degree in accounting from Florida State University.

Meetings of the Board and Committees
------------------------------------

     The Company's Board of Directors held six meetings during the Company's year ended December 31, 2003, and five additional meetings through August 31, 2004. Such meetings consisted of consent Directors' minutes signed by all Directors and actual meetings at which all of the Directors were present in person or by telephone. The Company does not have a formal policy with regard to board members' attendance at annual meetings, but encourages them to attend shareholder meetings. A majority of our directors then serving attended our last annual meeting of shareholders on May 10, 2004.

     There is no arrangement or understanding between any Director and any other person pursuant to which any person was selected as a Director.

     Directors of the Company are not paid cash for their services. They do typically receive a stock option upon joining and additional options over time. Greg Pusey receives a salary of $40,000 annually for his active role as Chairman which commenced in September 2003. The directors are reimbursed for all expenses incurred by them in attending board meetings.

Committees
----------

     Audit Committee: The Company has a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The following persons serve on our audit committee: David Welch (who serves as Chair of the Committee), Gregory Pusey and Gail Schoettler. Mr. Pusey is not independent, although Ms. Schoettler and Mr. Welch are independent. The Company defines "independent" as that term is defined in Rule 4200(a)(15) of the Nasdaq listing standards.

     The audit committee was formed on December 22, 2003, and therefore held no formal meetings during the year ended December 31, 2003, and one meeting subsequently through August 31, 2004. Mr. Pusey and Ms. Schoettler both attended the meeting in person or by telephone. Mr. Welch did not attend because he did not become a member of the audit committee until October 1, 2004. The Board of Directors has adopted a written charter for the audit committee. The audit committee has not yet designated its audit committee financial expert. The audit committee charter is available on our website at www.aspenbioinc.com.

   Compensation Committee: The Company's entire Board of Directors fulfills the duties of the compensation committee, which include reviewing and making recommendations regarding compensation of executive officers. While the Company hopes to establish a separate compensation committee consisting of independent directors once the number of directors is expanded, the current size of the Company's Board of Directors does not facilitate the establishment of a separate committee. Our Compensation Committee charter was adopted by the board of directors on March 17, 2004.

     Nominating Committee: The entire Board of Directors fulfills the duties of our Nominating Committee ("Nominating Committee"), which include overseeing the process by which individuals may be nominated to our board of directors. While the Company hopes to establish a separate nominating committee consisting of independent directors once the number of directors is expanded, the current size of the Company's Board of Directors does not facilitate the establishment of a separate committee. Our Nominating Committee's charter was adopted by the board of directors on March 17, 2004, and is available on our web site at www.aspenbioinc.com.

     The functions performed by the Nominating Committee include identifying potential directors and making recommendations as to the size, functions and composition of the Board and its committees. In making nominations, our Nominating Committee is required to submit candidates who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the board, in collectively serving the long-term interests of the shareholders.

     The Nominating Committee considers nominees proposed by our shareholders. To recommend a prospective nominee for the Nominating Committee's consideration, you may submit the candidate's name by delivering notice in writing to AspenBio, Inc. c/o Nominating Committee Chair, Gail Schoettler, via email at gailschoettler@msn.com or via first class U.S. mail, at AspenBio, Inc., 1585 S. Perry Street, Castle Rock, CO 80104.

     A shareholder nomination submitted to the nomination committee must include at least the following information (and can include such other information the person submitting the recommendation desires to include), and must be submitted to the Company by the date mentioned in the most recent proxy statement under the heading "Proposal From Shareholders" as such date may be amended in cases where the annual meeting has been changed as contemplated in SEC Rule 14a-8(e), Question 5:

(i). The name, address, telephone number, fax number and e-mail address of the person submitting the recommendation;
(ii). The number of shares and description of the Company voting securities held by the person submitting the nomination and whether such person is holding the shares through a brokerage account (and if so, the name of the broker-dealer) or directly;
(iii). The name, address, telephone number, fax number and e-mail address of the person being recommended to the nominating committee to stand for election at the next annual meeting (the "proposed nominee") together with information regarding such person's education (including degrees obtained and dates), business experience during the past ten years, professional affiliations during the past ten years, and other relevant information.
(iv). Information regarding any family relationships of the proposed nominee as required by Item 401(d) of SEC Regulation S-K. (v)
(v). Information whether the proposed nominee or the person submitting the recommendation has (within the ten years prior to the recommendation) been involved in legal proceedings of the type described in Item 401(f) of SEC Regulation S-K (and if so, provide the information regarding those legal proceedings required by Item 401(f) of Regulation S-K).

(vi). Information regarding the share ownership of the proposed nominee required by Item 403 of Regulation S-K.
(vii). Information regarding certain relationships and related party transactions of the proposed nominee as required by Item 404 of Regulation S-K.
(viii). The signed consent of the proposed nominee in which he or she
        a. consents to being nominated as a director of the Company if selected by the nominating committee,
        b. states his or her willingness to serve as a director if elected for compensation not greater than that described in the most recent proxy statement;
        c. states whether the proposed nominee is "independent" as defined by Nasdaq Marketplace Rule 4200(a)(15); and d.
        d. attests to the accuracy of the information submitted pursuant to paragraphs (i), (ii), (iii), (iv), (v), (vi), and (vii), above.

     Although the information may be submitted by fax, e-mail, mail, or courier, the nominating committee must receive the proposed nominee's signed consent, in original form, within ten days of making the nomination.

     When the information required above has been received, the nominating committee will evaluate the proposed nominee based on the criteria described below, with the principal criteria being the needs of the Company and the qualifications of such proposed nominee to fulfill those needs.

     The process for evaluating a director nominee is the same whether a nominee is recommended by a shareholder or by an existing officer or director. The Nominating Committee will:

     1. Establish criteria for selection of potential directors, taking into consideration the following attributes which are desirable for a member of our Board of Directors: leadership; independence; interpersonal skills; financial acumen; business experiences; industry knowledge; and diversity of viewpoints. The Nominating Committee will periodically assess the criteria to ensure it is consistent with best practices and the goals of the Company.
     2. Identify individuals who satisfy the criteria for selection to the Board and, after consultation with the Chairman of the Board, make recommendations to the Board on new candidates for Board membership.

     3. Receive and evaluate nominations for Board membership which are recommended by existing directors, corporate officers, or shareholders in accordance with policies set by the Nominating Committee and applicable laws.

     The Nominating Committee has held one formal meeting and taken action by unanimous written consent one time through September 30, 2004. On March 19, 2004 by unanimous consent the Nominating Committee nominated all four directors currently serving on our board of directors to stand for reelection, and on October 1, 2004 the Nominating Committee nominated David Welch as a new Board Member.

     The Company has not engaged the services of or paid a fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominees.

Shareholder Communication with the Board of Directors

     The Company values the views of its shareholders (current and future shareholders, employees and others). Accordingly, the Board of Directors established a system through its Audit Committee to receive, track and respond to communications from shareholders addressed to the Company's Board of Directors or to its Non-Management Directors. Any shareholder who wishes to communicate with the Board of Directors or the Non-Management Directors may write to:

David Welch
Chair, Audit Committee
c/o AspenBio, Inc.
1585 S. Perry Street
Castle Rock, CO 80104
email address: dfwelch@msn.com

     The chair of the Audit Committee is the Board Communications Designee. He will review all communications and report on the communications to the chair of the Nominating Committee, the full Board or the Non-Management Directors as appropriate. The Board Communications Designee will take additional action or respond to letters in accordance with instructions from the relevant Board source.

Code of Ethics

     On December 22, 2003, the Board of Directors adopted a code of ethics that applies to all of our officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller. Our Code of Ethics establishes standards and guidelines to assist the directors, officers, and employees in complying with both the Company's corporate policies and with the law and is posted at our website www.aspenbioinc.com.


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT


     The number of shares outstanding of the Company's common stock at October 15, 2004, was 11,713,144. The following tables sets forth the beneficial ownership of the Company's Common Stock as of October 15, 2004 by each Director and each Executive Officer of the Company, by all Directors and Executive Officers as a group, and sets forth the number of shares of Common Stock owned by each person who owned of record, or was known to own beneficially, more than 5% of the outstanding shares of Common Stock. To the knowledge of the Directors and Executive Officers of the Company, as of October 15, 2004, there are no persons and/or companies who or which beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to all outstanding shares of the Company, other than as set forth below.

------------------------------------------------------------- ---------------- ----------
         Name and Address                                     Number of Shares   Percent
------------------------------------------------------------- ---------------- ----------
Roger D. Hurst                                                    2,005,143       17.1%
1585 South Perry Street
Castle Rock, CO  80104
------------------------------------------------------------- ---------------- ----------
Gregory Pusey (1)                                                 1,544,821       12.8%
106 S. University, No. 14
Denver, CO  80209
------------------------------------------------------------- ---------------- ----------
Gail S. Schoettler (2)                                              215,000        1.8%
11855 East Daley Circle
Parker, CO  80134
------------------------------------------------------------- ---------------- ----------
Douglas I. Hepler (3)                                               270,000        2.3%
815 Cliff Dr.
McLeansville, NC 27301
------------------------------------------------------------- ---------------- ----------
David E. Welch (4)                                                  100,000        0.8%
1585 S. Perry Street
Castle Rock, CO  80104
------------------------------------------------------------- ---------------- ----------
Jeffrey G. McGonegal (5)                                            417,643        3.4%
1585 S. Perry Street
Castle Rock, CO  80104
------------------------------------------------------------- ---------------- ----------
Talon Opportunity Partners, L. P.                                 2,285,714       17.8%
One North Franklin, Suite 900
Chicago, IL 60606 (6)
------------------------------------------------------------- ---------------- ----------
All Officers and Directors as a Group (6 persons)(7)              4,552,607       34.4%
------------------------------------------------------------- ---------------- ----------


(1) Includes 85,114 shares held by his wife, his wife's IRA account and their children. Mr. Pusey disclaims beneficial ownership of these shares. Also includes the following holdings of Mr. Pusey: (i) 15,901 shares held in Mr. Pusey's IRA account, (ii) warrants to purchase 130,000 shares, (iii) warrants to purchase 100,000 shares and (iv) 532,275 shares and warrants to purchase 438,571 shares held by Cambridge Holdings Ltd. Mr. Pusey is President, a director and principal shareholder of Cambridge.
(2)  Includes options to purchase 200,000 shares.
(3) Includes options to purchase 100,000 shares. Also includes 120,000 shares and options to purchase 50,000 shares of common stock held by his wife. Dr. Hepler disclaims any beneficial ownership of these shares and options.
(4)  Includes options to purchase 100,000 shares
(5)  Includes options and warrants to purchase 400,000 shares.
(6)  Includes warrants to purchase 1,142,857 shares.
(7)  Includes footnotes 1 through 5.

                            DESCRIPTION OF SECURITIES

     The following summary description of the Company's securities is not complete and is qualified in its entirety by reference to the Company's Articles of Incorporation and Bylaws.

     The authorized capital stock of the Company consists solely of 30,000,000 shares of no par value common stock (previously defined as "Common Stock"). As of October 15, 2004 there were 11,713,144 shares of Common Stock issued and outstanding that are held of record by approximately 1,001 shareholders.


Common Stock

     Each holder of record of shares of the Company's Common Stock is entitled to one vote for each share held on all matters properly submitted to the shareholders for their vote. Cumulative voting in the election of directors is not authorized by the Articles of Incorporation.

     Holders of outstanding shares of Common Stock are entitled to those dividends declared by the Board of Directors out of legally available funds, and, in the event of liquidation, dissolution or winding up of the affairs of the Company, holders are entitled to receive ratably the net assets of the Company available to the shareholders. Holders of outstanding Common Stock have no preemptive, conversion or redemption rights. All of the issued and outstanding shares of Common Stock are, and all unissued shares of Common Stock, when offered and sold will be, duly authorized, validly issued, fully paid and nonassessable. To the extent that additional shares of Common Stock of the Company may be issued in the future, the relative interests of the then existing shareholders may be diluted.

Dividends

See the discussion under the heading "Dividend Policy" above in this prospectus.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We were organized in July 2000 to purchase the antigen business from Vitro Diagnostics, Inc. The initial capital to complete this purchase and for the startup for our operations was provided primarily by our President and principal shareholder, Roger D. Hurst. Mr. Hurst received 4,861,737 shares of our common stock in consideration of a cash contribution of $470,000. Mr. Hurst received a promissory note for the $400,000 loaned by him to us. On April 1, 2002, we made an Amended and Restated Promissory Note to Mr. Hurst in the amount of $267,501, payable with interest of 8% per annum, in installments, with all amounts due on April 30, 2005. On June 12, 2003, we made a consolidated promissory note maturing on June 12, 2008, of all amounts due to Mr. Hurst totaling $958,651, at that time. This note was subsequently amended to provide for a repayment schedule if certain minimum fund raising efforts were achieved. Such funds were raised in August 2004 and we made a $200,000 payment on this note and this will be followed by thirty-six monthly payments of $10,000, at which time the then remaining balance will be due. Included in the amended agreements, among other items, was the termination of a previous voting agreement and the contribution of 1,896,757 shares of AspenBio, held by Mr. Hurst, back to the Company for no consideration. Mr. Hurst is the holder of approximately 13% of the outstanding common stock of Vitro Diagnostics, but has no involvement in the management of Vitro Diagnostics.

     Prior to August 1, 2001, we operated as an S Corporation and our shareholders were taxed on their proportionate share of our taxable income. We made a distribution in connection with our S Corporation status to all of our shareholders. We agreed with Roger Hurst not to pay Mr. Hurst his $29,755 distribution and we made a promissory note to him on April 1, 2002 in that amount which was payable, with interest at 8% per annum, on April 30, 2005. This obligation was consolidated with the June 12, 2003 note.

     To accommodate our growth, we purchased land in Castle Rock, Colorado, in 2002 and constructed our new facility which opened in 2003. In order to facilitate the purchase, Mr. Hurst has loaned to us $625,000 and we have made a promissory note to Mr. Hurst in that amount which was payable, with interest at 8% per annum on May 5, 2004. This obligation was consolidated with the June 12, 2003 note.

     In connection with our land purchase and facility construction, we borrowed $3,250,000 from a bank under a construction loan which also required that we obtain an additional $350,000 to be pledged to the bank and a guarantee of $200,000 (the "Guarantee") of the loan amount. Cambridge Holdings, Ltd. ("Cambridge") provided the Guarantee and we issued a note in that amount to Cambridge and a three-year warrant to purchase 100,000 shares of our common stock at $1.50 per share. We agreed to register these shares for Cambridge at Cambridge's request between September 30, 2002 and June 30, 2005. The construction loan was re-financed into a permanent mortgage in June 2003, and the Guarantee terminated.

     In November 2000 we leased laboratory equipment and issued a note to a leasing company for $280,000. The note required monthly payments of $9,053. Mr. Hurst personally guaranteed the note. During the year ended December 31, 2003, the remaining principal balance on this note was paid off. We have a line of credit of up to $150,000, which is also guaranteed by Mr. Hurst. At September 9, 2004, the balance outstanding was $0.

     In July 2004, Roger Hurst contributed 1,896,757 shares of common stock back to the Company for no consideration pursuant to an agreement executed in April 2004, relating to the Company raising a minimum of $1,000,000 in equity financing, which it achieved.

     Other than as a result of the exercise a significant portion of the outstanding stock options and warrants, there are no arrangements or agreements which could in the future result in a change of control of the Company.


                             DESCRIPTION OF BUSINESS

Overview

     We were founded to acquire the antigen business from Vitro Diagnostics, Inc. in August 2000, and to leverage that base of operations and technology to develop new products with substantial market potential. Our management team had been conducting the antigen business at Vitro Diagnostics since 1990. Many new products have been developed since the acquisition.

     Our human diagnostic antigen division has been our core business and, taking into account the operations while this division was part of Vitro Diagnostics, this part of our business has been in operation since 1990. We have continued to expand our product offerings since it became part of AspenBio. We manufacture over thirty products. Our products are used as standards and controls in diagnostic test kits, antibody purification and in research projects.

     Our strategy is to search for opportunities where we can use our purification abilities to create a superior product. We are focusing on expanding our business into other uses of purified proteins, principally for diagnosis and treatment of humans and animals. An important factor in the diagnostics business is the vastly reduced times required from product conception to saleable product as compared to therapeutic products which often require many years to market, due to significantly more stringent FDA requirements for those types of products. With this in mind we have started a diagnostic test division developing rapid diagnostic tests for use initially in the lab and research and development sectors. To date we have developed nine tests with an additional approximately dozen tests currently in the early stages of development. The Company is in discussions with a number of potential marketers of these types of products. We are hopeful that we will enter into agreements with the best-suited marketers/distributors for each individual test. Furthermore many of these tests may have multiple markets as their availability and ease of use and time saving features become known.

     We are engaged in the discovery, development, manufacturing and marketing of industry-leading products for human and animal healthcare. We leverage our expertise as a high quality manufacturer of antigens for diagnostic kit manufacturers to target and validate potential products of significant economic value while focusing our resources on areas of animal and human healthcare where we believe there are clearly unmet needs. We apply our advanced understanding of the purification processes of antigens to develop products off a broadly applicable technological platform. Our product pipeline consists of product candidates in various stages of clinical and pre-clinical development. One of our business strategies is to pursue and develop products and technologies which we believe have a relatively short time line to revenue, i.e., 18-24 months in addition to others where the time to market maybe substantially greater. We pursue technologies under "in-licensing" agreements with universities, researchers or doctors; complete research and development on the technologies through proof of concept, and then either "out-license" to "Big Pharma" companies and \ or go to product introduction and launch.

     Our first out licensed product was the Early Detection Bovine Pregnancy Test. On March 31, 2003, we announced a Global Development and Distribution Agreement covering the Early Detection Bovine Pregnancy Test with Merial Limited ("Merial"), the world's leading animal health company. Merial (preliminary Merial web site for the AspenBio pregnancy test is - http://us.merial.com/bovinetest) is a joint venture between Merck & Co., Inc. (MRK: NYSE) and Aventis SA (AVE: NYSE). The total potential market size for the Early Detection Bovine Pregnancy Test is 58 million dairy cows, each of which is potentially checked twice annually. Of the 58 million dairy cows 25 million are readily accessible thru sophisticated existing channels of distribution. Under the terms of the Agreement, following successful completion of the test, Merial must achieve sales goals of 1.5 million units in 2004, 4.0 million units in 2005 and 5.0 million units in each calendar year thereafter during the full term of the Agreement. In addition to product development fees totaling $1.9 million, we will also receive 33% of all gross sales of the product under the terms of the Agreement subject to a minimum of $1.75/ test. To date we have not successfully completed the clinical trial required to resolve an issue relating to the test's sensitivity in order to be able to go to commercialization of this product. Accordingly, the product has not been released for distribution to date and we are continuing to work on improving the sensitivity of the test. Due to delays encountered with the Early Detection Bovine Pregnancy Test development, Merial may attempt to renegotiate certain aspects of the contract, when and if the product is successfully completed.

Products and Status of Products

Human Antigens - We currently manufacture more than thirty human antigens and tumor markers. These are proteins that we manufacture from human tissues and fluids, using our proprietary purification processes, so that they are in an especially pure form. These proteins are used as part of diagnostic test kits manufactured and sold by others. The test kits diagnose tumor marker levels within the blood or hormone imbalances by measuring the presence and/or levels of certain proteins. The proteins supplied by us are typically used to determine whether the test is functioning correctly, more commonly know as controls. We have manufactured human antigen products since 1990 and can produce additional proteins through our proprietary purification process. Our human diagnostic antigen product division has represented our base revenue stream to date. Our products are used as standards and controls in diagnostic test kits, antibody purification and in research projects. The approximate $.7 million annual revenues derived from this division provides a consistent revenue stream to help support the Company and its ongoing research and development activities. Recently we have begun work on a number of new antigen products in response to expanding customer requests. Some of these antigen products are in the research and development phase, which typically should be finished and available for customer testing approximately 90-120 days after we commence our work.

     In order to distribute our human antigen products, we manufacture the purified proteins at our facility, and then lyophilize (freeze dry) the ingredients contained in a glass vial. We then send the products out to customers in vials with tops that allow the use of a syringe to reconstitute the product enabling the end user to remove and use the products from the vial.

Ungulate Pregnancy Test - The ungulate pregnancy test is designed to determine the pregnancy status of cows within approximately 18 days after artificial insemination prior to the end of the cow's cycle. Pregnancy is necessary for milk production and the dairy industry relies on artificial insemination to impregnate the cows to assure genetics and reduce the breakdown of cows thru the natural reproductive process. The traditional way of determining pregnancy is via palpation, a physical examination by a veterinarian. Ultrasound is also being used on a limited basis. The test kit we intend to produce would permit pregnancy status to be determined sooner than the traditional methods, which, in turn, would permit a herd manager to repeat the artificial insemination process at an earlier date on cows, determined not to be pregnant. Also, our test does not include any physical manipulation of the cow, which manipulation can result in higher risk to the calf. We believe pregnancy in other hoofed animals may be able to be determined using the same antigen. The pig, elk, bison, and sheep industries also utilize artificial insemination, and we plan to develop these pregnancy test kits where economically feasible.

     The planned bovine pregnancy test consists of a plastic cartridge containing a membrane, which has been sprayed with an antibody. The antibody was created from rabbits that were exposed to a specific purified antigen manufactured at our facility. Once a blood sample from a cow is exposed to the antibody on the membrane it will cause the strip to change color indicating the presence of a certain antigen which is only present in the blood of a pregnant cow. This reaction occurs approximately at day 18, following artificial insemination to enable the determination of pregnancy. The test strip will be sealed in a foil package along with a pipette. Within the kit there will be a needle for drawing the blood sample, a blood collection tube, a holder for the needle, and a bottle containing a buffer reagent. The exact configuration of the kit is not complete as we are continuing development on the test.

     Once the development work is complete we anticipate that in order to create commercial quantities of test kits, we will produce the active ingredients and send them to a company that specializes in large-scale manufacturing of test strips. This company would place the active ingredients onto the test strips and then ship the sealed and packaged pregnancy test kits to our warehouse or to our customers for distribution.

     We entered into licensing agreements with the University of Idaho and the University of Wyoming in fall, 2001, to obtain the exclusive rights to manufacture the protein used in the bovine pregnancy test kit. We have filed two provisional patent applications, as well as a trademark application for "Surbred," the name of the bovine pregnancy test kit.

     On March 29, 2003 we entered into a distribution agreement described above, with Merial. Merial is a joint venture between Merck and Aventis. We have granted Merial exclusive rights to market and distribute the bovine pregnancy test worldwide. Based on findings of an expanded field trial we concluded that improvements need to be made to the test before marketing can begin. We have recently contracted with a recognized industry expert in this field to assist our internal efforts in development of the test. The test was not launched by October 2003, as previously anticipated, and the receipt of the second development payment of $700,000 from Merial has been delayed. Development efforts are ongoing with the goal being to try and have product ready to introduce at the World Dairy Expo that occurs in the fall. As a result of the delays we are experiencing in the introduction of the test, Merial may reduce the second development payment, or eliminate it if we are not able to deliver the test or terminate the agreement. Should Merial elect to terminate the agreement, they may also request a refund of 50% ($100,000) of the development payment received to date. To date they have been supportive of our efforts to resolve the sensitivity issues surrounding the pregnancy test.

Bovine LH/ Staybred- A complementary technology to the early detection bovine pregnancy test is our Bovine LH drug. This product was developed, under the trade name "StayBred" in collaboration with Dr. Kevin McSweeny, DVM. Initially the product utilized hCG injected into dairy cows intended to play the role of LH to reduce the rate of pregnancy loss. Currently up to 70% of dairy cows absorb or abort causing significant financial loss to the dairy. We are on track to perform expanded field tests on the recombinant form of StayBred (rBovine LH) by the end of the year 2004. If this testing is successful we plan to begin to market and test the product in the field on a very limited basis via veterinary prescription unless a licensing arrangement is entered into with a partner that wants to delay introduction until the product can secure FDA approval and then be sold with a major advertising rollout. We will also file with the FDA an Abbreviated New Drug Application ("ANDA") and begin the registration process as soon as practical after a successful large-scale clinical is completed using recombinant LH. The Company, upon launching the project, filed a Provisional Patent Application to protect the concept and methods of product use. Further, the Company has been amending the Provisional Patent Application with clinical and field results. We plan to continue and expand the protection of our product and findings, as results become known. Furthermore, the recombinant form of the product anticipated to be used to market, we believe will be covered under the patent estate licensed by AspenBio from Washington University.

     It is estimated that there are approximately 58,000,000 artificially inseminated dairy cows worldwide. The product StayBred would be an applicable and beneficial application to dairy cows at the average rate of 1.75 times per year as a therapeutic to maintain pregnancy. We do not currently have an estimate of our, or a potential marketing partner's ability to penetrate the total market, should the product continue to provide the results experienced to date in the native form. We plan to begin discussions and negotiations with major pharmaceutical companies who have shown an interest in licensing/distributing/purchasing the StayBred product. We are in various stages of preliminary discussions with interested parties regarding the LH technology. We anticipate that as we proceed to a large clinical trial of a recombinant form of LH we will have additional discussions and determine what course of action is best.

     Although the product is still in its development stage and must still be tested for effectiveness (and although we can provide no assurance that such development and testing efforts will be successful), we anticipate the "value" of the StayBred product to the dairy cow industry may be summarized as follows:

     o Percentage of cows maintaining pregnancy may significantly increase by approximately 30-45%.
     o Saves the additional cost and manipulation to the animal of repeated reproduction treatments.
     o Reduces average days a cow is "open" (un-bred), thereby improving milk and calf production.
     o Anticipated cost per application is easily cost justified to the dairy.
     o    The product is easy to administer.
     o    Technology is Patent Pending.

During May 2004, AspenBio entered into an exclusive license agreement for an extensive portfolio of patents and patents pending, developed and enhanced over the last fifteen years by Washington University (St. Louis, MO). AspenBio believes this license represents the premiere reproduction patent portfolio in animal health reproduction that can potentially be applied to reproduction in all mammals. The patent estate consists of approximately 83 active and inactive patents and patents pending. The term of the agreement is tied to the life of the last patent to expire, which, given the fact that there are a number of patents pending, we expect to be approximately 20 years.

The portfolio consists of technology associated with mammalian reproduction and the creation of recombinant drugs to enhance conception and pregnancy rates. Until now, commercialization of these biologicals has only been pursued in human medicine. AspenBio acquired this technology to provide these products to veterinary medicine. We believe that the technologies developed in the patent estate have the potential to be developed into an array of products to enhance fertility in all mammals. Initial development efforts and field trials are currently focused on the bovine Staybred and equine products in dairy cattle and horses.

Rapid Diagnostic Test Kits -AspenBio has created a Rapid Diagnostic Division for the development and manufacturing of immunochromatographic rapid test devices. The devices determine the presence or absence of minute quantities of target analyte in unknown samples within a few minutes. Typically, these devices are used by the human and animal healthcare industries as clinical diagnostic tools. The most commonly known test of this nature is the home pregnancy test. We have found additional applications for the rapid diagnostic device in the biotechnology and laboratory field. Since these devices are sensitive and yield results quickly, they are ideal for research and development projects that include protein expression and/or purification. This device can save up to 12 hours of laboratory time by replacing immunoblotting in some cases. AspenBio has developed nine different tests thus far. We are currently investigating a number of partners to team up with to market and distribute these time and money saving devices to laboratories, universities and a broad range of other applications.

Equine Proteins - The purified equine protein products we are developing would have both diagnostic and therapeutic uses for horses. We began purifying equine pituitary-derived antigens in 2001, and are currently working on development of diagnostic test kits and recombinant antigens. The diagnostic test kits can be used to measure hormone levels affecting fertility, thyroid, growth and lactation. Uses of the recombinant antigens include inducing fertility, improving healing of wounds, and inducing lactation. The purification processes we use for the human antigens can be used in manufacturing equine proteins. The therapeutic use of the equine proteins is currently in limited testing on horse farms. The results to date based on discussions with the doctors in the field have been encouraging. AspenBio's preliminary products appear to solve some of the therapeutic problems related to breeding problems in horses as well as an anti-aging drug for horses over eighteen years old. AspenBio is also actively developing a recombinant form of equine LH and FSH (technology which was obtained when we entered into a license agreement with Washington University) which we believe will enhance fertility in horses and deal with a number of other issues


Human Appendicitis Test - Appendicitis is a common acute surgical problem affecting patients of a wide age range. There are approximately 700,000 cases annually in the United States and approximately 2,000,000 cases that seek diagnosis. An accurate diagnosis at a sufficiently early stage is a significant factor in achieving a successful outcome. An accurate and early diagnosis, however, is difficult because there is considerable overlap of genuine appendicitis with other clinical conditions. Furthermore, to date there appears to be no individual sign, symptom, test, or procedure capable of providing a reliable indication of appendicitis. Misdiagnosis of appendicitis can lead not only to unnecessary surgery but also to delay of proper therapy for the actual underlying condition. A dilemma for surgeons is minimizing the negative appendectomy rate without increasing the incidence of perforation among patients referred for suspected appendicitis. AspenBio aims to address this problem by identifying novel diagnostic markers through genomic and proteomic screening approaches in collaboration with Dr. John Bealer, a pediatric surgeon with extensive experience in the area. AspenBio has filed a patent application entitled "METHODS RELATING TO DIAGNOSIS OF APPENDICITIS". The project is in Research and Development phase as serum and tissue samples are now being harvested and banked. Testing is ongoing for a marker that could be used to assist in or determine the diagnosis of the condition.


Raw Materials

     The human antigens are purified from human tissue or fluids.

     We have recombinant sources for the protein for the bovine pregnancy test. We have also cultured cell lines and recombinant material for both human and animal proteins, which can be used for therapeutic applications, when produced in a GMP facility. Ultimately, we expect that this type of production will replace the need for tissue or fluids as a source material, thereby reducing the chance of contamination from possible impurities.

     We generally have several sources available for the materials needed, some of which are from international sources. Accordingly, certain of the materials purchased require longer lead times to be received for processing and production.


Intellectual Property

     We have not filed patents for our human diagnostic antigens, although we treat our protein purification process as proprietary. Much of the purification work is considered an art form and the processes are trade secrets. We have filed for a patent or provisional patent on a number of our technologies. The total number of provisional patent applications, patents pending or licensed or pending patents is in excess of 25.

With respect to the ungulate pregnancy test, we entered into exclusive licensing agreements with the University of Idaho and the University of Wyoming in fall, 2001, for the manufacture, use, sale and distribution of the pregnancy proteins used in the test. We have titled the pregnancy test "Surbred 15"and titled the LH product "Staybred" and have applied for trademark protection. We have also filed provisional patent applications for the bovine pregnancy test as well as the LH product, among a number of others.

Under the exclusive license agreement with Washington University (St. Louis, MO), AspenBio obtained the property rights to their patent estate consisting of approximately 83 active and inactive patents and patents pending. The term of the agreement is tied to the life of the last patent to expire, which, given the fact that there are a number of patents pending, we expect to be approximately 20 years. We are currently developing and testing products using the Washington University patents rights in the bovine and equine areas.


Marketing/Competitive Conditions

Product Markets

Human diagnostic antigens - The total market for human antigens and tumor markers is estimated at approximately $2 million, annually. We believe we currently are the largest supplier in our market, and all of our revenues to date have come from sales of these products. We expect to continue adding products to our diagnostic protein line. Our primary competitor for supply of human pituitary antigens is Dr. Albert Parlow, a professor at UCLA. We believe that we have displaced Dr. Parlow as the largest supplier.

Rapid Diagnostic Test Kits -- Since these test devices are sensitive and yield results quickly, they are ideally suited for research and development projects that include protein expression and/or purification. AspenBio is currently seeking potential marketing partners to begin national marketing of its products. As product availability, ease of use, and time saving features become known, many of the diagnostic tests may have multiple markets. Given that this product line has just recently been created by AspenBio, the market potential is currently unknown.

Ungulate Pregnancy Test - SurBred 15 and StayBred - The success of a modern dairy cow operation is dependent upon a number of critical factors. Several of these factors are outside the control of the dairyman, such as milk prices and costs for feed, nutrients, and medicines. Other factors, however, are within the dairyman's control such as size of the operation (number of head milked), labor costs, and access to high quality bulk feed. The amount of revenue derived from milk sales is a function of the quantity of milk produced and the level of milk fat contained in the milk. These factors correspond directly to the amount of time that a cow is pregnant. The more days during a year that a cow remains un-bred ("open"), the lower the annual milk production from that cow, hence the lower the revenue received.

The worldwide population of dairy cows exceeds 100 million, of which approximately 58 million cows are located in North America, Europe and the former Soviet Union. It has been estimated that approximately 70% of cows in the North American and European dairy industry are artificially inseminated. Although there are no known published reports regarding timed or synchronized cow breeding programs, management believes, based on discussions with industry sources, that there are an estimated 25 million artificially inseminated cows in timed breeding programs which would represent the primary target market for SurBred 15. Management is also assessing the potential markets for an additional bovine pregnancy test to be used 35 days or more after insemination for use in the beef industry and for pregnancy tests for other ungulates.

Over the last decade, the average number of days per year that a cow remains open has steadily increased from 130 to 175 days, which has had a negative impact on the average milk revenue per head. A significant percentage of dairy cows, when artificially inseminated, do not become pregnant. Moreover, approximately 70% of artificially inseminated cows that do become pregnant abort or absorb. The rate of success for breeding cows after the first attempt has decreased over the past decade from 50% to less than 35%. On average, 65% to 70% of artificially inseminated cows require a second insemination, and approximately 40% of these cows will require a third attempt before typically being culled from the herd.

In recent decades, several products have been introduced that are designed to create more effective breeding programs for artificially inseminated cows. Whereas these products are administered before artificial insemination ("AI"), SurBred 15 and StayBred are administered after AI.

The bovine pregnancy test methods currently being used - palpitation and ultrasound - cannot determine pregnancy status until at least 30 days after artificial insemination, which is several days after the cow's estrous cycle is over. Additionally, these methods may be harmful to a pregnant cow or risk aborting the calf. Because the first attempt at AI is often unsuccessful, cows in the same "heat" cycle can be inseminated again if the pregnancy status is determined quickly enough. SurBred 15 can determine pregnancy 18 days after artificial insemination, in time for operators to breed open cows a second time during each 21-day estrous cycle.

The total cost of artificially inseminating a cow, including the semen, breeder time, and the administration of Gonadorellin ("GnRH", sold by Merial) and prostaglandin ("PGF", also known at Lutelyze, sold by Pfizer) to promote ovulation is estimated to be in the range of $30 to $65 per head per treatment before the cost of ultrasound for determining pregnancy status. The majority of this cost is incurred again with each subsequent artificial insemination, averaging at least two treatments per year to achieve successful pregnancy.

The following chart describes the ovulation synchronization protocol for dairy cows using traditional synchronization protocol and AspenBio's StayBred and SurBred15 products that are in development. The Company is currently refining its approach to the reproduction problem and further studies are ongoing. This chart shows the potential cost differences to the dairy by using StayBred at Day 4 and SurBred15 at Day 18 post-AI, as compared to current costs.


                                         OVULATION SYNCHRONIZATION
                                         CURRENT PROTOCOL AND COST

-------------------- --------------- ------------- ------------ ------------------ ---------------- -------------
Day                       -10             -3           -1               0                32              45
-------------------- --------------- ------------- ------------ ------------------ ---------------- -------------
Drug/                     GnRH           PGF          GnRH             AI            Ultrasound      Palpation
Procedure
-------------------- --------------- ------------- ------------ ------------------ ---------------- -------------
Approximate Cost         $3.00          $3.30         $3.00        $15 to $25        $10 to $30       $1 to $2
per Dose/Procedure
-------------------- --------------- ------------- ------------ ------------------ ---------------- -------------


                                         OVULATION SYNCHRONIZATION PROTOCOL
                                        USING STAYBRED(TM) AND SURBRED15(TM)

----------------------------- -------------- ------------ ---------------- ----------------- -------------- ----------------
Day                                -10           -3             -1                0                4              18
----------------------------- -------------- ------------ ---------------- ----------------- -------------- ----------------
Drug/                             GnRH           PGF           GnRH               AI           StayBred(TM)   SurBred15(TM)
Procedure
----------------------------- -------------- ------------ ---------------- ----------------- -------------- ----------------
Approximate Cost                  $3.00         $3.30          $3.00          $15 to $25       Projected $8    Projected
per Dose/Procedure                                                                               to $10        $5 to $7
----------------------------- -------------- ------------ ---------------- ----------------- -------------- ----------------


Management believes that the use of StayBred will result in a higher number of cows maintaining pregnancy (an increase from approximately 30% to 45% in the initial field tests using native LH and hCG), thus decreasing the overall costs of reproduction. This means that the annual costs associated with GnRH, PGF, and artificial insemination would drop and, because the dairy's cows would retain approximately 20% more calves from the first round of artificial insemination, the need to re-incur the artificial insemination costs may be reduced. When SurBred 15 is used to determine if a cow is open at day 18 after artificial insemination, the operator is in a position to re-inseminate open cows within the same estrous cycle, thereby reducing duplicate drug costs. Feed and maintenance costs may also be lowered through better herd management.

    Merial Limited has the exclusive rights to market and distribute SurBred 15 worldwide, once the product is fully developed. If AspenBio is able to successfully complete product development, Merial will market and distribute the product exclusively so long as target sales and other conditions are satisfied. As long as there is no competing technology, Merial must sell at minimum (subject to adjustment and pro ration depending upon timing of test development)
1.5 million units in 2004, 4 million units in 2005 and 5 million units in each calendar year thereafter during the term of the agreement. AspenBio would receive 33% of gross sales revenues, subject to a minimum price of $1.75 per test. If Merial does not satisfy the sales targets, then Merial will lose its exclusive distribution rights. Due to delays encountered with the Early Detection Bovine Pregnancy Test development, Merial may attempt to renegotiate certain aspects of the contract, when and if the product is successfully completed. With respect to each market in which Merial markets the product, the term of the agreement will be the greater of five years or the term of the patent in the country. AspenBio has also granted to Merial a right of first negotiation during the first two years of the agreement to distribute future animal health products developed by the Company independent of other collaborations.

AspenBio is on track to complete the initial proof of concept for StayBred using a recombinant form of LH during late 2004. Once the final formulation has been successfully tested and a mass production process has been decided upon, management plans to begin to market and test the product in the field on a limited basis via veterinary prescription. Additionally, the Company will also file an ANDA with the FDA and begin the registration process. Management believes that StayBred can be sold by a pharmacy with a veterinarian's prescription as soon as the product is available and the ANDA has been filed with the FDA, although there are no assurances that this will be the case. It is worth noting that if AspenBio involves a major pharmaceutical company in the marketing of this product its partner may not want to go to market with a product until final FDA approval has been obtained. As such, its partner may want to fully gear up production and concentrate on developing a significant market roll out.


Equine Proteins - Equine diagnostic kits and hormones for therapeutic use are not currently commercially available, so we do not expect to encounter competition in this market. However, we can offer no assurance that competitors will not enter the market. Based on information developed by Dr. Clara Singular, an independent consultant and doctor of veterinary medicine, we estimate a $10 million annual market for therapeutic use of proteins to induce fertility in horses. Preliminary studies indicate that one of these equine hormones might be used as an anti-aging treatment for horses over eighteen years old.


Customers/Marketing

Human Antigens Division - The customers for our human antigen products are the manufacturers of the diagnostic test kits and research facilities and brokers who sell to these same end users. Two of our larger customers are brokers, Monobind and Golden West Biologics, which accounted for approximately eleven percent (11%) and thirteen percent (13%) of our business, respectively, in 2001. One of our customers, BioRad, accounted for approximately fifty-four percent (54%) of our business in 2003. In 2002, BioRad accounted for 48% of our sales. The loss of this customer would have a material adverse effect on this division of our business.

Rapid Diagnostic Test Kits - We are in negotiations with several potential marketing partners to market and distribute these time and money saving devices to laboratories, universities and a broad range of other applications.

Ungulate Pregnancy Test -Merial will be responsible for the marketing of this product. We expect that the customers for our bovine pregnancy test will be primarily the artificial insemination (AI) providers. The AI providers include three general categories of business: (1) pharmaceutical companies selling prostaglandins, which are used to induce estrus in cows to be artificially inseminated; (2) pharmaceutical companies selling cattle semen and providing the actual AI services; and (3) AI equipment manufacturers and suppliers. There are a limited number of these AI providers who service the dairy industry. We would expect the AI providers to market the products as well. We also expect that industry trade associations would market the bovine pregnancy test, by endorsing the product and then receiving compensation based on the value realized from such endorsements.

Recombinant Bovine LH- We anticipate that the initial customers for this drug will be commercial dairy operations using timed (synchronized) breeding programs. It may also have further applications in all artificially inseminated cows. An injection given shortly after insemination should increase the retention of a healthy fetus by a measurable percentage over cows not receiving an injection. We anticipate that marketing on a large scale will be developed by a significant partner, which will be determined as we complete our clinical trials on the recombinant form of LH now being developed.

Equine Proteins - We anticipate that the ultimate customers for the equine protein products would be veterinarians and horse owners. If we are successful in the development of these products we anticipate entering into agreements with a pharmaceutical company for marketing and distribution.


General Operations

Backlog and inventory - Our business is not seasonal in nature, so we expect demand to remain relatively steady. Because we produce proteins on demand, we do not maintain a backlog of orders. We believe we have reliable sources of raw materials, do not require significant amounts of raw materials, and can manufacture all of our protein. As a result, we do not expend large amounts of capital to maintain inventory.

Payment terms - Because we currently act as a supplier to manufacturers of test kits and research facilities, we do not provide extended payment terms.

Revenues - The vast majority of our revenues come from domestic customers. Less than 2% of our revenues come from foreign customers.

Employees - We currently have seven full-time employees and one part time employee. We will hire additional personnel, as needed depending upon the implementation and success of our new product lines.

Research and Development

     We spent $273,000 on research and development in the six months ended June 30, 2004 and $323,000 in the six months ended June 30, 2003. We spent $540,000 on research and development in fiscal 2003 and $622,000 in fiscal 2002. We expect to spend significantly more over the next few years to develop our new products, primarily on the recombinant form of bovine and equine proteins and ungulate pregnancy tests. We will also continue research and development to improve and add antigens to the bovine pregnancy test, in order to improve accuracy and eliminate competition.

Compliance

FDA

     The Food and Drug Administration (FDA) has regulatory authority over certain of our planned products. Our existing products require no approvals at our level.

Human Patients - FDA approval is required for therapeutic uses of products. For use on human patients, FDA extensively regulates the testing, manufacturing, labeling, advertising, promotion, export and marketing of therapeutic products. A therapeutic product administered to human patients is regulated as a drug or a biologic drug and requires regulatory approval before it may be commercialized. This would be applicable to AspenBio if we become involved in the manufacture of the potential diagnostic for the treatment of Appendicitis.

     Product approvals are granted after extensive clinical trials. Any product approvals that are granted remain subject to continual FDA review, and newly discovered or developed safety or efficacy data may result in withdrawal of products from marketing. Moreover, if and when such approval is obtained, the manufacture and marketing of such products remain subject to extensive regulatory requirements administered by the FDA and other regulatory bodies, including compliance with current Good Manufacturing Practices, adverse event reporting requirements and the FDA's general prohibitions against promoting products for unapproved or "off-label" uses. Manufacturers are subject to inspection and market surveillance by the FDA for compliance with these regulatory requirements. Failure to comply with the requirements can, among other things, result in warning letters, product seizures, recalls, fines, injunctions, suspensions or withdrawals of regulatory approvals, operating restrictions and criminal prosecutions. Any such enforcement action could have a material adverse effect on our business. Unanticipated changes in existing regulatory requirements or the adoption of new requirements could also have a material adverse effect on our business.

Ungulate Pregnancy Test - Because the ungulate pregnancy test will be a diagnostic use only, it will not be subject to FDA regulation. However, we will make a notification filing with the FDA, which advises the FDA of the expected uses and labeling of the product.

Recombinant LH Pregnancy Enhancing Drug - It is anticipated that an ANDA will be required to be filed with the FDA before mass distribution can occur. During the initial distribution phase management believes the Company will be able to sell the drug through compounding pharmacies for distribution to diaries, with a veterinarian's prescription.

Recombinant Equine Proteins - As the equine proteins would have a therapeutic use, they would require regulatory approval similar to that required for other animal drugs. During the initial distribution phase management believes the company will be able to sell the drug through compounding pharmacies to equestrian centers, ranches and horse owners with a veterinarian's prescription.


Environmental Protection

     We are subject to various environmental laws pertaining to the disposal of hazardous medical waste. We contract for disposal of our hazardous waste with a licensed disposal facility. We do not expect to incur liabilities related to compliance with environmental laws; however, we cannot make a definitive prediction.

Other Laws

     We are also subject to other federal, state and local laws, pertaining to matters such as safe working conditions and fire hazard control.



                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

Comparative Results for the Six-Month Periods Ended June 30, 2004 and 2003

Sales for the six months ended June 30, 2004 totaled $337,000, which is a $50,000 or 13% decrease from the 2003 period. The change in sales is primarily attributable to the timing of existing customers' order placement. It is not unusual for the orders from our customers to vary by quarter depending upon the customers' sales and production needs.

Cost of sales for the six months ended June 30, 2004 totaled $176,000; a $41,000 decrease as compared to the 2003 period. The change in cost of sales resulted from lower sales levels for the period offset by increased overhead expenses we are incurring as a result of moving into our new facility. Gross profit percentage was 48% in the 2004 period as compared to 44% in the 2003 period. The change is generally attributable to increased overhead expenses in our facility, which were higher in the 2003 period when the new facility was setup and came on line.

Selling, general and administrative expenses in the six months ended June 30, 2004, totaled $711,000, which is a $326,000 or 84% increase as compared to the 2003 period. The increase relates primarily to higher costs incurred during the 2004 period for legal expenses incurred for work on various contract matters and for expenses associated with being a public company, including the amortization expense of the consulting contract we signed in January 2004.

Research and development expenses in the 2004 period totaled $273,000, which is a $50,000 or 15% decrease as compared to the 2003 period. The change is due generally to the timing of development costs being incurred to develop an expanded line of technologies as compared to the prior year.

Interest expense for the six months ended June 30, 2004, increased to $183,000 or $57,000 more as compared to the 2003 period. The increase was primarily due to higher debt levels to fund the new facility and working capital needs.


Comparison of the year ended December 31, 2003 to 2002

Sales for the year ended December 31, 2003 totaled $651,000, which is a $(95,000) or (13)% decrease from the year ended December 31, 2002. The decrease in sales is primarily attributable to reduced shipment levels to a number of existing customers, except for the Company's largest customer, to which sales were virtually unchanged. It is not unusual for the orders from our customers to vary by quarter and by year depending upon the customer's sales and production needs. We cannot predict future sales volumes that could be expected from existing or other customers.

Costs of sales for the year ended December 31, 2003 totaled $518,000, a $144,000 or 22% decrease as compared to the 2002 period. The change in cost of sales resulted from a combination of factors, no one of which was significant. Gross profit percentage increased to 20% in the year ended December 31, 2003, as compared to 11% in the 2002 period. The change is generally attributable to more efficient production out of our new facility, net of the increased operating costs associated with the new facility.

Selling, general and administrative expenses in the year ended December 31, 2003, totaled $878,000, which is a $490,000 or 127% increase as compared to the 2002 period. The increase is primarily attributable to a combination of additional personnel on staff, higher operating expenses in our new facility and the costs of now being a public reporting entity.

Research and development expenses in the year ended December 31, 2003 totaled $540,000, which is an $82,000 or 13% decrease as compared to the 2002 period. The decrease is due to the timing of when significant costs associated with the acquisition and development of technologies, are incurred. During 2002 additional external costs were being incurred to acquire and develop the line of technologies as compared to 2003 year. Current technologies being developed include the bovine pregnancy tests and bovine pregnancy enhancement products and several other technologies. Depending upon available cash, we expect research and development expenses to increase at least back to the 2002 level for the year ending December 31, 2004.

Interest expense for the year ended December 31, 2003, increased to $353,000 or $219,000 more as compared to the $134,000 for the 2002 year. The increase was primarily due to higher debt levels to fund the new facility and working capital needs. We also recorded an $81,500 expense during the 2003 period for the estimated non-cash cost associated with the revision in terms of a convertible loan that was completed during 2003.

No income tax benefit was recorded on the loss for the year ended December 31, 2003, as management of the Company was unable to determine that it was more likely than not that such benefit would be realized. At December 31, 2003, the Company had a net operating loss for income tax purposes of approximately $2,974,000, expiring through 2023.


LIQUIDITY AND CAPITAL RESOURCES

The Company reported a net loss of $1,006,000 during the six months ended June 30, 2004. At June 30, 2004, the Company had a working capital deficit of $708,000. The Company reported a net loss of $1,717,000 during the year ended December 31, 2003. At December 31, 2003, the Company had a working capital deficit of $202,000. Management believes that in order to continue with the technology development activities and support the current level of operations, the Company will need to continue to pursue its capital raising activities. Management's plans also include continuing to fulfill the requirements under the global development and distribution agreement signed in March 2003, to accomplish the milestones and successful completion of the bovine pregnancy test to receive additional development payments of up to $1,700,000. The completion of this test has been delayed from the timeline originally agreed to under the distribution agreement and the Company is attempting to achieve its requirements in the next few months under the agreement. The Company is also focused on generating increased product sales, and raising additional capital.

Capital expenditures, primarily for production, laboratory and facility improvement costs for the remainder of the fiscal year ending December 31, 2004, are anticipated to total approximately $50,000. Funding for the capital additions is contingent on the Company's ability to obtain additional financing and available working capital.

AspenBio anticipates that spending for research and development for the fiscal year ending December 31, 2004, will continue at a similar to slightly accelerated pace to those for the six months ended June 30, 2004. The primary expenditures will be to continue to file patents on the Company's technologies as well to fund development costs in support of the current pipeline products. The principal products consist of the bovine pregnancy tests and bovine pregnancy enhancement products as well as the products, including equine products, being derived from the patent license agreement signed in April 2004. The Company may also consider acquisitions of development technologies or products, should opportunities arise that the Company believes fit the Company's business strategy and would be appropriate from a capital standpoint.

The Company has a $150,000 line of credit agreement with a bank, which matures April 30, 2005. The facility bears interest at the prime rate plus 1% (with an interest rate floor of 6.5%). The line of credit is collateralized by the assets of the Company and guaranteed by the president of the Company. The line modifies a prior $250,000 line that matured June 30, 2004. As of June 30, 2004, there was $250,000 outstanding on the line that was subsequently paid down to zero providing the Company with availability of $150,000 as of the date of this report.

During June 2003, the Company closed on a $3,250,000 permanent mortgage facility on its land and building. The mortgage is held by a commercial bank and includes a portion guaranteed by the U. S. Small Business Administration. The loan is collateralized by the real property and is also personally guaranteed by the Company's president. The average approximate interest rate is 6.5% and the loan requires monthly payments of approximately $23,700.

During June 2003, the Company's president agreed to consolidate the Company's notes payable to him in the aggregate principal amount of $958,651, into one new note with an interest rate of 6% per annum and the maturity date extended to June 2008. An advance principal payment of $200,000, was made to him in August 2004, under previously agreed to terms and monthly payments of $10,000, will be made to him beginning in September 2004 and continuing for thirty six months at which time the then remaining balance will be due.

On July 21, 2004 The Company closed on $2,535,000 ($1,247,500 on July 21, 2004 and $1,287,500 on August 19, 2004) under a Private Placement of unregistered Units (consisting of 20,000 common shares and 20,000 warrants exercisable for three years at $1.50/ share for $17,500 per Unit) through its placement agent. The purpose of the private placement is to raise funds for working capital, new product development and general corporate purposes. As a result of that funding, under an agreement previously entered into with Roger Hurst, the Company's President and principal shareholder, he contributed 1,896,757 common shares Mr. Hurst owned of the Company, back to the Company for no consideration, which reduced the outstanding shares by that amount.

In the third quarter of 2003 Cambridge Holdings, Ltd., a stockholder of the Company, loaned a total of $40,000 under two notes to the Company. The proceeds of the notes were used for working capital, with the notes due on demand bearing interest at 10%. During December 2003 the notes plus accrued interest were repaid to the stockholder.

During the fourth quarter of 2003 we completed the sale of 1,083,750 shares of the Company's common stock, generating net proceeds to the Company of $923,000 after deducting offering expenses. Proceeds from this offering were used for debt repayment, operating and development expenses and working capital.

During October 2003, the Company completed a $350,000 offering of convertible debt. The unsecured notes bear interest at 8% and were due at the earlier of May 2004 or at the time $1,000,000 is raised in an equity offering. The debt offering consisted of a note for $1.00 and one share of common stock for each $1.00 invested in the notes. To reduce the amount of the dilution as a result of the debt offering, the Company's president contributed 350,000 shares of common stock to the Company that were used in the offering. The proceeds of the offering have been allocated between the estimated value of the notes, the stock and the warrant, based upon their respective estimated fair values. The amount allocated to the non-debt elements will be accreted back to the debt as additional interest expense over the life of the notes. The Placement Agent selling the notes received fees and expenses of 13% of the proceeds raised plus a warrant to acquire 150,000 shares of common stock at $1.50 per share exercisable through June 2006. During December 2003 an equity offering exceeding $1,000,000 was closed and accordingly, the bridge loans matured. Out of the total $350,000, $205,000 was converted into common stock of the Company at $1.00 per share and $145,000 was repaid, with $45,000 of the amount outstanding at December 31, 2003 and repaid in January 2004.

During August 2004 we completed an offering generating net proceeds to the Company of approximately $2,220,000 after deducting offering expenses. The offering was done under a private placement of unregistered securities ("Units") totaling an aggregate of $2,535,000, with $1,247,500, having closed on July 21, 2004 and $1,287,500, having closed on August 19, 2004. Each Unit sold consisted of 20,000 common shares and 20,000 warrants exercisable for three years at $1.50/ share, at a total price of $17,500 per Unit. Proceeds from this offering were used for debt repayment, operating and development expenses and working capital.

Operating Activities

Net cash consumed by operating activities was $323,000 during the six months ended June 30, 2004. Cash was consumed by the loss of $1,006,000, less non-cash expenses of $318,000 for depreciation and amortization, including $204,000 associated with the amortization of the consulting agreement signed in January 2004. Higher operating expenses generally accounted for the majority of the loss increase. An increase in accounts payable and accruals of $388,000 during the period funded a portion of the loss.

Net cash consumed by operating activities was $161,000 during the six months ended June 30, 2003. During March 2003, cash of $200,000 was received upon the execution of the global development and distribution agreement, which has been recorded as deferred revenue until the Company has completed the contingencies under the agreement. Cash was consumed by the loss of $664,000, and cash expended of $28,000 to increase inventories offset by $140,000 in depreciation and a $146,000 increase in accounts payable.

Net cash consumed by operating activities was $396,000 during the year ended December 31, 2003. Cash was consumed by the loss of $1,717,000, less non-cash expenses of $278,000 for depreciation and amortization and $150,000 associated with additional non-cash items. Decreases of $73,000 in accounts receivable and $251,000 in inventories, arising from lower sales levels in 2003 and $350,000 in restricted cash, from the release of the restrictions, provided funding for a portion of the loss. A net increase in accounts payable and accruals of $27,000 during the period also funded a portion of the loss. During March 2003, cash of $200,000 was received upon the execution of the global development and distribution agreement, which has been recorded as deferred revenue until the Company has completed the contingencies under the agreement.

Net cash outflows from operating activities consumed $765,000 during the year ended December 31, 2002. Cash was consumed by the loss of $1,224,000, offset by $121,000 in total depreciation and amortization expenses and $50,000 associated with non-cash items. Operating cash flow benefited from a $135,000 reduction in accounts receivable and a $120,000 reduction in inventories during 2002 due to lower sales levels. Accounts payable and accrued expenses increased by $250,000 benefiting operating cash flow. The Company also used cash of $350,000 to fund a restricted cash account. Expenditures associated with the development of the bovine pregnancy test also increased the rate of cash outflow.

Investing Activities

Net cash outflows from investing activities consumed $131,000 during the six months ended June 30, 2004. The outflow was primarily attributable to purchases of property and equipment and intangibles.

Net cash outflows from investing activities consumed $103,000 during the 2003 period. The outflow was attributable to purchases of property and equipment and payments for intangibles.


Net cash outflows from investing activities consumed $228,000 during the year ended December 31, 2003. The outflow was primarily attributable to purchases of property and equipment and intangibles.

Net cash outflows from investing activities consumed $607,000 during the 2002 period. The outflow was attributable to purchases of property and equipment and payments for intangibles.

Financing Activities

Net cash inflows from financing activities generated $319,000 during the six months ended June 30, 2004. The Company received net proceeds of $348,000 from the sale of common stock during the period. During the period, the Company received $51,000 from the proceeds of debt and repaid $81,000 under its debt agreements.

Net cash inflows from financing activities generated $148,000 during the six months ended June 30, 2003. The Company drew $226,000 under its line of credit. The construction loan was increased by $653,000, advanced directly to finalize the construction of our new facility. The loan was converted into a permanent mortgage in June 2003.

Net cash inflows from financing activities generated $640,000 during the year ended December 31, 2003. The Company drew $249,000 under the new line of credit. The construction loan was increased by $653,000, advanced directly to finalize the construction of our new facility. This loan was converted into a $3,250,000 permanent mortgage in June 2003, and loan closing costs of $57,000 incurred. During the year we received $79,000 in new loan proceeds above the amounts that we repaid during the period. We also received net proceeds from the sale of common stock totaling $718,000, exclusive of debt conversions, and repurchased and retired $100,000 of common stock during the year.

Net cash inflows from financing activities generated $1,080,000 during 2002. The Company received $300,000 in connection with the completion of sale of securities and we received $1,191,000 from the issuance of notes payable. During 2002 $362,000 was used to reduce debt and $49,000 was paid out in dividends.

Critical Accounting Policies

The Company's financial position, results of operations and cash flows are impacted by the accounting policies the Company has adopted. In order to get a full understanding of the Company's financial statements, one must have a clear understanding of the accounting policies employed. A summary of the Company's critical accounting policies follows:

Accounts Receivable: Accounts receivable balances are stated net of allowances for doubtful accounts. The Company records allowances for doubtful accounts when it is probable that the accounts receivable balance will not be collected. When estimating the allowances for doubtful accounts, the Company takes into consideration such factors as its day-to-day knowledge of the financial position of specific clients, the industry and size of its clients. A financial decline of any one of the Company's large clients could have an adverse and material effect on the collectibility of receivables and thus the adequacy of the allowance for doubtful accounts. Increases in the allowance for doubtful accounts are recorded as charges to bad debt expense and are reflected in other operating expenses in the Company's statements of operations. Write-offs of uncollectible accounts are charged against the allowance for doubtful accounts.

Inventories: The Company's inventory is a significant component of current assets and is stated at the lower of cost or market. The Company regularly reviews inventory quantities on hand and records provisions for excess or obsolete inventory based primarily on its estimated forecast of product demand, market conditions, production requirements and technological developments. Significant or unanticipated changes to the Company's forecasts of these items, either adverse or positive, could impact the amount and timing of any additional provisions for excess or obsolete inventory that may be required.

Long-Lived Assets: The Company records property and equipment at cost. Depreciation of the assets is recorded on the straight-line basis over the estimated useful lives of the assets. Dispositions of property and equipment are recorded in the period of disposition and any resulting gains or losses are charged to income or expense when the disposal occurs. The carrying value of the Company's long-lived assets is periodically reviewed to determine that such carrying amounts are not in excess of estimated market value. Goodwill is reviewed annually for impairment by comparing the carrying value to the present value of its expected cash flows. For the years ended December 31, 2003 and 2002, the required annual testing resulted in no impairment charge.

Revenue recognition: The Company's revenues are recognized when products are shipped or delivered to unaffiliated customers. The Securities and Exchange Commission's Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition" provides guidance on the application of generally accepted accounting principles to select revenue recognition issues. The Company has concluded that its revenue recognition policy is appropriate and in accordance with SAB No. 101. Revenue is recognized under development and distribution agreements only after the following criteria are met: (i) there exists adequate evidence of the transactions; (ii) delivery of goods has occurred or services have been rendered; and (iii) the price is not contingent on future activity and collectibility is reasonably assured.


Recent Accounting Policies


Stock-Based Compensation - In December 2002, the FASB issued FASB No. 148 (SFAS
148), Accounting for Stock-Based Compensation - Transition and Disclosure. This Statement amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. It also amends disclosure requirements to require prominent disclosures in both annual and interim financial statements about the method and the effect of the method used for stock based compensation on reported results. The statement is effective for fiscal years ending after December 15, 2002. Adoption of SFAS 148 did not have a material effect on the Company's financial statements.

Variable Interest Entities - In January 2003, the FASB issued FASB Interpretation No. 46 (FIN 46), Consolidation of Variable Interest Entities. FIN 46 clarifies the application of Accounting Research Bulletin No. 51, Consolidated Financial Statements, for certain entities which do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties or in which equity investors do not have the characteristics of a controlling financial interest ("variable interest entities"). Variable interest entities will be required to be consolidated by their primary beneficiary. The primary beneficiary of a variable interest entity is determined to be the party that absorbs a majority of the entity's expected losses, receives a majority of its expected returns, or both, as a result of holding variable interests, which are ownership, contractual, or other pecuniary interests in an entity. In December 2003, the FASB approved a partial deferral of FIN 46 along with various other amendments. The effective date for this interpretation has been extended until the first fiscal period ending after December 15, 2004. However, prior to the required application of this interpretation, a public company that is a small business issuer shall apply this interpretation to those entities that are considered to be special purpose entities no later than the end of the first fiscal reporting period after December 15, 2003. The Company does not have any variable interest entities, and therefore, the adoption of the provisions of FIN 46 will not have a material effect on the financial condition or results of operations of the Company.

Revenue Arrangements - In November 2002, the Emerging Issues Task Force ("EITF") reached a consensus on Issue 00-21, Accounting for Revenue Arrangements with Multiple-Deliverables (EITF 00-21). EITF 00-21 addresses how to account for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The consensus mandates how to identify whether goods or services or both which are to be delivered separately in a bundled sales arrangement should be accounted for separately because they are "separate units of accounting." The guidance can affect the timing of revenue recognition for such arrangements, even though it does not change rules governing the timing or pattern of revenue recognition of individual items accounted for separately. The final consensus will be applicable to agreements entered into in fiscal years beginning after June 15, 2003 with early adoption permitted. Additionally, companies will be permitted to apply the consensus guidance to all existing arrangements as the cumulative effect of a change in accounting principle in accordance with APB Opinion No. 20, Accounting Changes. The Company does not believe the adoption of EITF 00-21 had a material impact on its financial position or results of operations.

Financial Instruments - In May 2003 the FASB issued Statement of Financial Accounting Standards No. 150 ("SFAS 150"), Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. This statement establishes standards for how an issuer classifies and measures in its balance sheet certain financial instruments with characteristics of both liabilities and equity. In accordance with this standard, financial instruments that embody obligations of the issuer are required to be classified as liabilities. SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003, except for those provisions relating to mandatorily redeemable non-controlling interests, which have been deferred. For existing financial instruments, SFAS No. 150 is effective at the beginning of the fiscal quarter commencing July 1, 2003. The adoption of SFAS No. 150 did not have an effect on the Company's financial position, results of operations or cash flows. If the deferred provisions of SFAS No. 150 are finalized in their current form, management does not expect adoption to have a material impact on the financial position, results of operations or cash flows.


                             DESCRIPTION OF PROPERTY

     We maintain our administrative office, laboratory and production operations in a 40,000 square foot building in Castle Rock, Colorado, which was constructed for us. We moved into our new facility in early 2003 and do not presently plan any renovation, improvements, or development of this property.

     AspenBio owns the property subject to a mortgage with an outstanding balance of $3,263,287 at December 31, 2003, payable in monthly installments of approximately $23,700 and bearing interest at an approximate average rate of 6.5%. The Company maintains adequate insurance coverage on the property.


                    MARKET FOR THE REGISTRANT'S COMMON STOCK

                         AND RELATED STOCKHOLDER MATTERS

Market Information
------------------

     Our common stock is traded on the over-the-counter bulletin board system operated by NASDAQ under the symbol "APNB.OB". Our common stock did not trade publicly during 2002. Trading commenced in February 2003 and high and low prices are summarized as:

                  Quarter ended                    High                  Low
                  -------------                    ----                  ---

                  March 31, 2004                   $1.70                 $1.07
                  June 30, 2004                    $1.60                 $1.20

                  March 31, 2003                   $4.30                 $3.50
                  June 30, 2003                    $3.70                 $1.20
                  September 30, 2003               $1.60                 $1.25
                  December 31, 2003                $1.45                 $1.07

As of October 15, 2004 we had approximately 1,001 holders of record (excluding an indeterminable number of shareholders whose shares are held in street or "nominee" name) of our common stock.

     We have never paid a dividend on our common stock (other than in 2002 in connection with our previous Subchapter S status), and we do not intend to pay cash dividends for the foreseeable future. Instead, we currently plan to retain earnings, if any, for use in the operation of our business and to fund future growth. In addition, the Company is prohibited from paying dividends on its Common Stock while certain long-term indebtedness remains outstanding.

     The closing bid price of the Common Stock on October 15, 2004 was $.605 per share.



                             EXECUTIVE COMPENSATION

Compensation and other Benefits of Executive Officers
-----------------------------------------------------

     The following table sets out the compensation received for the fiscal years ended December 31, 2003, 2002 and 2001 in respect to each of the individuals who were the Company's chief executive officer at any time during the last fiscal year and the Company's four most highly compensated executive officers whose total salary and bonus exceeded $100,000 (the "Named Executive Officers").


                                               SUMMARY COMPENSATION TABLE

            FISCAL YEAR COMPENSATION                                              LONG TERM COMPENSATION

                                                                         Awards                     Payouts
                                                                                        Restricted
                                                                                          Shares
                                                                                            or                 All other
                                                                    Securities under    Restricted   LTIP       Compen-
     Name and                 Salary     Bonus     Other Annual       Option/SARs          Share     Payouts    sation
Principal Position    Year       ($)       ($)     Compensation         Granted            Units       ($)        ($)
------------------    ----       ---       ---     ------------         -------            -----     -------    -------

Roger  D.  Hurst,     2003     64,500       0           0                  0                 0          0          0
Chief  Executive
Officer, Secretary
and Director
                      2002     72,000       0           0                  0                 0          0          0
                      2001     64,800       0           0                  0                 0          0          0


Agreements with Management
--------------------------

     We do not have contracts with our management except on August 30, 2004, we entered into an employment agreement with Roger Hurst. The agreement provides for exclusive use of his services to the Company for a minimum of one year at an annual salary of $100,000 and automatically renews at the end of each year unless terminated by either party. The Company is limited in its right to cancel the Agreement, so long as indebtedness owed by the Company and guaranteed by Mr. Hurst remains outstanding. The Agreement contains standard provisions for non-competition, confidentiality, indemnification and termination.

Option Grants To Officers
-------------------------
Fiscal Year End Option Values
-----------------------------

     No stock option grant table or year-end option table is included in this report because none of our named executive officers holds any options to purchase our common stock.

Aggregated Option/SAR Exercised in Last Financial Year and Fiscal Year-End
--------------------------------------------------------------------------
Option/SAR Values.
------------------

     None.

Compensation of Directors.
--------------------------

     Other than Gregory Pusey, our directors do not currently receive any cash compensation from us for their services as members of the Board of Directors. Mr. Pusey, the Company's active Chairman of the Board is paid $40,000 per year for his services, which commenced September of 2003. In August 2001, we issued options to each of Bruce F. Deal, a former director of the Company, and Gail S. Schoettler, to purchase 100,000 shares of our common stock at $1.00 per share during a five-year period. In January of 2004, we issued options to Gregory Pusey to purchase 100,000 shares at $1.21 per share with a ten-year term. In March of 2004, we made a grant of options to Douglas I. Hepler to be issued upon his acceptance of his Board appointment to purchase 100,000 shares at $1.50 per share with a ten-year term. In May 2004, we made a grant of options to Gail Schoettler to purchase 100,000 shares at $1.47 per share with a ten-year term. On October 1, 2001, we made a grant of options to David Welch to purchase 100,000 shares at $0.76 per share with a ten-year term, subject to vesting over the next three years.



Benefit Plans.
--------------

2002 Stock Incentive Plan

     In April 2002, we adopted our 2002 Stock Incentive Plan. The purpose of the plan is to promote our interests and the interests of our shareholders by providing participants a significant stake in our performance and providing an opportunity for the participants to increase their holdings of our common stock. The plan is administered by the Option Committee, which consists of the Board or a committee of the Board, as the Board may from time to time designate, composed of not less than two members of the Board, each of who shall be a director who is not employed by us. The Option Committee has the authority to select employees and consultants (which may include directors) to receive awards, to determine the number of shares of common stock covered by awards and to set the terms and conditions of awards. The plan, as amended authorizes the grant of options to purchase up to 1,500,000 shares of our common stock. We currently have outstanding options to purchase 1,435,000 shares. The options are exercisable in annual installments of one third each at prices ranging from $.75 to $1.50 per share for a term of ten years. In addition to stock options, we may also offer a participant a right to purchase shares of common stock subject to such restrictions and conditions as the Option Committee may determine at the time of grant. Such conditions may include continued services to us or the achievement of specified performance goals or objectives. No common stock has been issued pursuant to the plan.


                                 LEGAL MATTERS

     Legal matters in connection with the shares of common stock being offered for resale hereby have been passed on for the Company by the law firm of Burns, Figa & Will, P.C., Englewood, Colorado.


                                     EXPERTS

     The audited financial statements as of and for the years ended December 31, 2003 and 2002 of AspenBio, Inc. included herein and elsewhere in this Prospectus and Registration Statement have been audited by Gelfond Hochstadt Pangburn, P.C., independent registered public accounting firm, to the extent set forth in their report appearing herein and elsewhere in the Registration Statement. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

                             CHANGES IN ACCOUNTANTS

     The Audit Committee selected the independent accounting firm of Gelfond Hochstadt Pangburn, P.C. ("GHP") with respect to the audit of our financial statements for the year ended December 31, 2003.

     On December 20, 2002, the Company dismissed Larry O'Donnell, CPA, P.C. ("O'Donnell") as the Company's principal accountant. The decision to change accountants was approved by the Board of Directors of the Company.

     The reports of O'Donnell on the financial statements of the Company for either of the two years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The Company does not believe there were disagreements with O'Donnell on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of O'Donnell would have caused O'Donnell to make reference to the subject matter of the disagreements in connection with the Company's disclosure of its change in accountants.

     On December 20, 2002 the Company engaged GHP as the Company's certifying accountants to audit the financial statements of the Company for its year ended December 31, 2002. During the years ended December 31, 2001 and 2000, and the interim period prior to its agreement to engage GHP as the company's principal accountants, neither the Company nor anyone on its behalf had consulted GHP on:
(i) the application of any accounting principles to any transaction (completed or proposed); or (ii) the type of audit report that might be rendered on the Company's financial statements; or (iii) any matter that was either the subject of a disagreement or reportable event as such terms are defined in Item 304 of Regulation S-B of the Securities Act.

     The Company delivered a copy of its disclosure on the change in accountants to O'Donnell and GHP and requested O'Donnell and GHP to furnish letters to the Company stating whether O'Donnell and GHP, respectively, agreed with the disclosure. Both O'Donnell and GHP provided letters to the Company stating their agreement with the statements disclosed by the Company.

                             ADDITIONAL INFORMATION

     The Company has filed with the Commission, a registration statement (together with all amendments thereto, the "Registration Statement") under the 1933 Act with respect to the securities offered hereby. This prospectus, filed as part of the Registration Statement, omits certain information contained in the Registration Statement in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement and to the exhibits filed therewith, which may be inspected without charge at the principal office of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of the material contained therein may be obtained from the Commission upon payment of applicable copying charges. Statements contained in this prospectus as to the contents of any contract or other document referred to herein are not necessarily complete, and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement.

     The Company is subject to the reporting and other informational requirements of the 1934 Act and, in accordance therewith, files reports and other information with the Commission. Such reports, proxy statements and other information, once filed by the Company, can be inspected and copied at the public reference facilities maintained by the Commission at the offices of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 233 Broadway, New York, New York 10279. Information on the operations of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. The Commission also maintains a Web site on the Internet that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is http:/www.sec.gov.


     The Company intends to furnish annual reports to stockholders containing audited financial statements and will also make available quarterly reports and such other periodic reports as it may determine to be appropriate or as may be required by law.

                                 AspenBio, Inc.



                          INDEX TO FINANCIAL STATEMENTS


Report of Independent Registered Public Accounting Firm                    F-2

Balance Sheets as of December 31, 2003 and June 30, 2004 (unaudited)       F-3

Statements of Operations for the years ended December 31, 2003 and 2002
   and for the six months ended June 30 2004 and 2003 (unaudited)          F-4

Statements of Stockholders' Equity (Deficit) for the years ended
   December 31, 2003 and 2002 and for the six months ended
   June 30 2004 (unaudited)                                                F-5

Statements of Cash Flows for the years ended December 31, 2003 and 2002
   and for the six months ended June 30 2004 and 2003 (unaudited)          F-6

Notes to Financial Statements                                              F-8

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors and Stockholders
AspenBio, Inc.


     We have audited the accompanying balance sheet of AspenBio, Inc. (a Colorado corporation) (the "Company") as of December 31, 2003, and the related statements of operations, stockholders' equity (deficit), and cash flows for each of the two years in the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AspenBio, Inc. as of December 31, 2003, and the results of its operations and its cash flows for each of the two years in the period then ended in conformity with accounting principles generally accepted in the United States of America.


GELFOND HOCHSTADT PANGBURN, P.C.


/s/ Gelfond Hochstadt Pangburn, P.C.
------------------------------------

Denver, Colorado
March 17, 2004




                                 AspenBio, Inc.
                                 Balance Sheets
                                                                    June 30,     December 31,
                                                                      2004          2003
                                                                      ----          ----
                                     ASSETS                        (Unaudited)
Current assets:
    Cash                                                          $    12,363    $   148,132
    Accounts receivable, net (Note 6)                                  68,045         21,349
    Inventories (Notes 3 and 6)                                       255,573        259,972
    Prepaid expenses                                                       --         18,718
                                                                  -----------    -----------

      Total current assets                                            335,981        448,171
                                                                  -----------    -----------

Property and equipment (Notes 4, 6 and 8)                           3,675,347      3,764,008
                                                                  -----------    -----------

Other assets:
    Goodwill                                                          387,239        387,239
    Other intangibles (Note 5)                                        714,341        242,735
                                                                  -----------    -----------
      Total other assets                                            1,105,580        629,974
                                                                  -----------    -----------

Total assets                                                      $ 5,112,908    $ 4,842,153
                                                                  ===========    ===========

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
    Accounts payable                                              $   349,246    $    72,074
    Accrued expenses                                                  293,610        182,417
    Lines of credit (Note 6)                                          276,319        277,480
    Notes payable:
       Note payable, related party (Note 7)                            51,360         45,000
       Mortgage note - current portion (Note 8)                        73,026         73,026
                                                                  -----------    -----------

      Total current liabilities                                     1,043,561        649,997

Mortgage note payable, less current portion (Note 8)                3,155,684      3,190,262
Note payable, related party (Note 7)                                  958,651        958,651
Deferred revenue (Note 2)                                             200,000        200,000
                                                                  -----------    -----------

      Total liabilities                                             5,357,896      4,998,910
                                                                  -----------    -----------

Commitments and contingencies (Note 12)                                    --             --

Stockholders' equity (deficit) (Notes 9, 10 and 13):
    Common stock, no par value, 30,000,000 shares
      authorized; 10,692,472 (unaudited) and 10,102,031 shares
      issued and outstanding                                        3,629,410      2,712,035
    Accumulated deficit                                            (3,874,398)    (2,868,792)
                                                                  -----------    -----------

      Total stockholders' equity (deficit)                           (244,988)      (156,757)
                                                                  -----------    -----------

Total liabilities and stockholders' equity (deficit)              $ 5,112,908    $ 4,842,153
                                                                  ===========    ===========


                 See Accompanying Notes to Financial Statements.

                                 AspenBio, Inc.
                            Statements of Operations


                                       Six months ended June 30,        Year ended December 31,
                                       -------------------------        -----------------------
                                         2004             2003            2003           2002
                                         ----             ----            ----           ----
                                              (Unaudited)
Sales (Note 12)                      $    336,919    $    386,665    $    650,575    $    745,427

Cost of sales                             175,501         216,173         518,493         662,817
                                     ------------    ------------    ------------    ------------

    Gross profit (loss)                   161,418         170,492         132,082          82,610
                                     ------------    ------------    ------------    ------------

Operating expenses:
  Selling, general and
      administrative                      711,359         385,813         877,562         387,202
  Research and development                272,840         322,562         540,292         622,460
                                     ------------    ------------    ------------    ------------

    Total operating expenses              984,199         708,375       1,417,854       1,009,662
                                     ------------    ------------    ------------    ------------

    Operating loss                       (822,781)       (537,883)     (1,285,772)       (927,052)

Other income (expense):
   Interest expense                      (182,825)       (125,970)       (353,342)       (134,411)
   Debt conversion inducement
     expense (Note 7)                          --              --         (81,500)             --
   Interest income                             --              --           3,437           7,522
   Expense incurred with
     registration statement                    --              --              --        (175,608)
                                     ------------    ------------    ------------    ------------

    Total other income (expense)         (182,825)       (125,970)       (431,405)       (302,497)
                                     ------------    ------------    ------------    ------------

Net loss before income tax benefit       (182,825)       (663,853)     (1,717,177)     (1,229,549)

Income tax benefit (Note 11)                   --              --              --           5,298
                                     ------------    ------------    ------------    ------------

Net loss                             $ (1,005,606)   $   (663,853)   $ (1,717,177)   $ (1,224,251)
                                     ============    ============    ============    ============

Basic and diluted net loss
   per share                         $       (.10)   $       (.07)   $       (.19)   $       (.13)
                                     ============    ============    ============    ============

Basic and diluted weighted
   average shares outstanding          10,490,128       9,300,000       9,239,909       9,204,110
                                     ============    ============    ============    ============



                 See Accompanying Notes to Financial Statements.

                                 AspenBio, Inc.
                   Statements of Stockholders Equity (Deficit)
                   Years ended December 31, 2003 and 2002 and six months ended June 30, 2004 (unaudited)

                                                                                                     Retained
                                                                 Common Stock           Deferred     earnings
                                                                 ------------          consulting  (accumulated
                                                             Shares         Amount        cost        deficit)         Total
                                                             ------         ------     ----------   -----------    -----------
Balance, January 1, 2002                                   8,800,000    $ 1,261,769    $ (32,880)   $    72,636    $ 1,301,525

      Issuance of common stock for cash                      500,000        300,000           --             --        300,000
      Dividends                                                   --        (48,999)          --             --        (48,999)
      Warrants issued in connection with notes payable            --         43,000           --             --         43,000
      Amortization of deferred consulting cost                    --             --       32,880             --         32,880
      Net loss for the year                                       --             --           --     (1,224,251)    (1,224,251)
                                                         -----------    -----------    ---------    -----------    -----------

Balance, December 31, 2002                                 9,300,000      1,555,770           --     (1,151,615)       404,155

      Debt converted into common stock                       188,821        272,365           --             --        272,365
      Common stock and warrants
         issued with debt offering                           350,000        188,510           --             --        188,510
      Common stock contributed by stockholder
         for debt offering                                  (350,000)      (161,490)          --             --       (161,490)
      Common stock issued for cash, net of
         offering expenses of $160,770                     1,083,750        922,980           --             --        922,980
      Common stock repurchased for cash                     (500,000)      (100,000)          --             --       (100,000)
      Common stock issued for services                        30,000         33,900           --             --         33,900
      Net loss for the year                                       --             --           --     (1,717,177)    (1,717,177)
                                                         -----------    -----------    ---------    -----------    -----------

Balance, December 31, 2003                                10,102,031      2,712,035           --     (2,868,792)      (156,757)

      Stock options issued for
         consulting agreement (unaudited)                         --        445,000           --             --        445,000
      Common stock surrendered upon
         agreement termination (unaudited)                    (5,000)        (5,650)          --             --         (5,650)
      Common stock issued for cash, net of
         offering expenses of $51,975 (unaudited)            457,143        348,025           --             --        348,025
      Common stock issued for services and
         and rights (unaudited)                              138,298        130,000           --             --        130,000
      Net loss for the period (unaudited)                         --             --           --     (1,005,606)    (1,005,606)
                                                         -----------    -----------    ---------    -----------    -----------

Balance, June 30, 2004 (unaudited)                        10,692,472    $ 3,629,410    $      --    $(3,874,398)   $  (244,988)
                                                         ===========    ===========    =========    ===========    ===========



                 See Accompanying Notes to Financial Statements.


                                 AspenBio, Inc.
                            Statements of Cash Flows


                                                        Six months ended June 30,      Year ended December 31,
                                                        -------------------------      -----------------------
                                                        2004                 2003      2003               2002
                                                        ----                 ----      ----               ----
Cash flows from operating activities:                           (unaudited)
     Net loss                                          $(1,005,606)   $  (663,853)   $(1,717,177)   $(1,224,251)
     Adjustments to reconcile net loss to net cash
    (used in) operating activities:
            Depreciation and amortization                  317,577        139,528        277,735        121,413
            Stock issued for services                           --             --        133,705             --
            Amortization of:
              Deferred consulting cost                          --             --             --         32,880
              Discount of note payable                          --         16,000         16,000         16,000
            Change in provision for doubtful accounts           --             --             --          1,600
        (Increase) decrease in:
            Restricted cash                                     --             --        350,000       (350,000)
            Accounts receivable                            (46,696)        29,178         73,088        135,392
            Inventories                                      4,399        (27,711)       251,487        120,302
            Prepaid expenses                                18,718             --         (7,418)       108,902
            Other assets                                        --             --             --         22,500
        Increase (decrease) in:
            Accounts payable                               277,172         80,861       (177,130)       227,880
            Accrued expenses                               111,193         65,116        204,107         22,098
            Deferred revenue                                    --        200,000        200,000             --
                                                       -----------    -----------    -----------    -----------

     Net cash used in operating activities                (323,243)      (160,881)      (395,603)      (765,284)
                                                       -----------    -----------    -----------    -----------
Cash flows from investing activities:
     Purchases of property and equipment                   (27,754)       (64,986)      (176,435)      (487,439)
     Purchases of intangibles and other                   (103,418)       (38,402)       (60,467)      (119,091)
     Reductions in other assets                                 --             --          8,925             --
                                                       -----------    -----------    -----------    -----------

     Net cash used in investing activities                (131,172)      (103,388)      (227,977)      (606,530)
                                                       -----------    -----------    -----------    -----------
Cash flows from financing activities:
     Proceeds from issuance of notes payable                51,360        225,700        745,464      1,191,442
     Repayment of notes payable                            (80,739)       (77,952)      (666,427)      (362,614)
     Payment of mortgage loan costs                             --             --        (57,085)            --
     Increase in restricted cash                                --        (75,000)            --             --
     Proceeds from stock subscriptions                          --         75,000             --             --
     Proceeds from issuance of common stock                348,025             --        717,980        300,000
     Repurchase of common stock                                 --             --       (100,000)            --
     Payment of dividends                                       --             --             --        (48,999)
                                                       -----------    -----------    -----------    -----------

     Net cash provided by financing activities             318,646        147,748        639,932      1,079,829
                                                       -----------    -----------    -----------    -----------

     Net increase (decrease) in cash                      (135,769)      (116,521)        16,352       (291,985)
     Cash, at beginning of period                          148,132        131,780        131,780        423,765
                                                       -----------    -----------    -----------    -----------

     Cash, at end of period                            $    12,363    $    15,529    $   148,132    $   131,750
                                                       ===========    ===========    ===========    ===========

                                   Continued

                                 AspenBio, Inc.
                            Statements of Cash Flows
                                   (Continued)
                                                             Six months ended June 30,     Year ended December 31,
                                                             -------------------------     -----------------------
                                                             2004                 2003     2003               2002
                                                             ----                 ----     ----               ----
                                                                    (unaudited)
Supplemental disclosure of cash flow information:
    Cash paid during the period for:
            Interest                                         $   147,100   $    36,300   $   222,551   $    97,299
            Income tax benefit                               $        --   $        --   $        --   $    (5,298)

Schedule of non-cash investing and financing transactions:
      Stock options issued for consulting
         services (Note 12)                                  $   445,000   $        --   $        --   $        --
      Common stock issued for patent
         rights (Note 9)                                     $   130,000   $        --   $        --   $        --
      Common stock issued for debt conversion
         and services                                        $        --   $        --   $   427,181   $        --
      Value of 350,000 common shares
         contributed by shareholder (Note 7)                 $        --   $        --   $   161,490   $        --
      Warrants issued in connection with
         note payable                                        $        --   $        --   $    29,603   $    11,000
      Building and improvements financed
         by construction loan (Note 8)                       $        --   $   653,252   $   653,252   $ 2,596,748
      Construction loan refinanced
         into permanent mortgage (Note 8)                    $        --   $ 3,250,000   $ 3,250,000   $        --




                 See Accompanying Notes to Financial Statements.

                                 AspenBio, Inc.
                          Notes to Financial Statements

         (Information as of June 30, 2004 and for the six-month periods ended June 30, 2004 and 2003 is unaudited)

Note 1 Organization and Summary of Significant Accounting Policies:

     Nature of operations - AspenBio, Inc. (the "Company" or "AspenBio") was organized on July 24, 2000, as a Colorado corporation. AspenBio is a biotechnology company that is a purifier of human and animal antigens, and manufactures over 30 products. The antigens are used as standards and controls in diagnostic test kits, antibody purification and in research projects. The research and development activities of the Company are primarily performed internally on new product technology.


     Products being developed are currently projected for use in the diagnosis and treatment of animals. A new product, which is in advanced stages of development, is an antigen pregnancy test for dairy cows.

     Interim financial information - Financial information as of June 30, 2004, and for the six-month periods ended June 30, 2004 and 2003, is unaudited. In the opinion of management, all adjustments necessary for a fair presentation of the results for such periods have been included; all adjustments are of a normal and recurring nature. Interim results are not necessarily indicative of the results for a full fiscal year.

     Revenue recognition and accounts receivable - The Company recognizes revenue when product is delivered. The Company extends credit to customers generally without requiring collateral. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses. The Company sells primarily throughout North America.

     Revenues from product distribution and licensing agreements are deferred until conditions and contingencies regarding the contract are met, and then the revenue will generally be recognized over the term of the agreement.

     Accounts receivable are stated net of an allowance for doubtful accounts of $1,600.

     Inventories - Inventories are stated at the lower of cost or market. Cost is determined on the first-in, first-out (FIFO) method. The elements of cost in inventories include materials, labor and overhead. The Company purchases substantially all of its raw materials used in the antigen product business, from one supplier.

     Property and equipment - Property and equipment is stated at cost and is depreciated using the straight-line method over the estimated useful lives of the assets, generally twenty-five years for the building, ten years for land improvements and five years for equipment.

     Goodwill and other intangible assets - Goodwill arising from the initial formation of the Company represents the purchase price paid and liabilities assumed in excess of the fair market value of tangible assets acquired. In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 142, Goodwill and Other Intangible Assets. Effective January 1, 2002, SFAS No. 142 no longer allows the amortization of goodwill and intangible assets with indefinite useful lives. SFAS No. 142 requires that these assets be reviewed for impairment at least annually, or whenever there is an indication of impairment. Intangible assets with finite lives will continue to be amortized over their estimated useful lives and reviewed for impairment in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

                                 AspenBio, Inc.
                          Notes to Financial Statements

         (Information as of June 30, 2004 and for the six-month periods ended June 30, 2004 and 2003 is unaudited)


     SFAS No. 142 requires companies to allocate goodwill to identifiable reporting units, which are then tested for impairment using a two-step process detailed in the statement. The first step requires comparing the fair value of each reporting unit with its carrying amount, including goodwill. If the fair value exceeds the carrying amount, goodwill of the reporting unit is considered not impaired, and the second step of the impairment test is not necessary. If the fair value of the reporting unit does not exceed the carrying amount, the second step of the goodwill impairment test must be performed to measure the amount of impairment loss, if any. This step requires the allocation of the fair value of the reporting unit to the reporting unit's assets and liabilities (including any unrecognized intangible assets) as if the reporting unit had been acquired in a business combination and the fair value of the reporting unit was the price paid to acquire the reporting unit. The excess of the fair value of the reporting unit over its re-evaluated net assets would be the new basis for the reporting unit's goodwill, and any necessary goodwill write down to this new value would be recognized as an impairment expense.

     The Company adopted SFAS No. 142 on January 1, 2002 and completed the first step of the transitional goodwill impairment test as required under the statement. It was determined that the Company has one reporting unit. The fair value of the reporting unit exceeded the carrying value of the reporting unit and accordingly, as of that date, there was no goodwill impairment. The Company has also performed a goodwill impairment test in the fourth quarter of each year and determined that there has been no goodwill impairment. A goodwill impairment test is performed annually in the fourth quarter or upon significant changes in the Company's business environment. 1. Impairment of long-lived assets - In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. While SFAS No. 144 supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, it retains many of the fundamental provisions of that Statement. The Company adopted SFAS No. 144 on January 1, 2002 with no material impact to its financial statements.

     Deferred offering costs - Costs incurred in connection with the company's public offering or placement of debt or equity offerings are deferred. If such offerings are successful, the costs are netted against such proceeds. If such offerings are not successful or the offering does not raise any funds for the Company, such costs are charged to operations.

     Shipping and handling fees and costs - The Company records shipping and handling fees billed to customers as revenue, and shipping and handling costs incurred by the Company in cost of sales.

     Advertising expenses - Advertising costs are expensed as incurred. Total advertising expenses to date, have not been significant.

     Research and development - Research and development costs are charged to expense as incurred.

     Use of estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and

                                 AspenBio, Inc.
                          Notes to Financial Statements

         (Information as of June 30, 2004 and for the six-month periods ended June 30, 2004 and 2003 is unaudited)

     assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ significantly from those estimates.


     Fair value of financials instruments - The fair value of the note payable, related party is not practicable to estimate, due to the related party nature of the underlying transactions. The carrying amounts of the Company's other financial instruments approximate fair value because of their variable interest rates and \ or short maturities.

     Much of the information used to determine fair values is highly subjective and judgmental in nature and, therefore the results may not be precise. In addition, estimates of cash flows, risk characteristics, credit quality and interest rates are all subject to change. Since the fair values are estimated as of the balance sheet date, the amounts, which will actually be realized or paid upon settlement or maturity of the various instruments, could be significantly different.

     Income taxes - The Company accounts for income taxes under the provisions of SFAS No. 109, Accounting for Income Taxes. Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. A valuation allowance is required to the extent any deferred tax assets may not be realizable.

     Stock-based compensation - SFAS No. 123, Accounting for Stock Based Compensation, defines a fair-value-based method of accounting for stock-based employee compensation plans and transactions in which an entity issues its equity instruments to acquire goods or services from non-employees, and encourages but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for employee stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25 ("APB No. 25"), Accounting for Stock Issued to Employees, and related interpretations. Accordingly, employee compensation cost for stock options is measured as the excess, if any, of the estimated fair value of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. The Company has provided pro forma disclosures of net income as if the fair value based method of accounting for stock-based compensation, as prescribed by SFAS No. 123, had been applied. Options issued to non-employees or directors for services are accounted for in accordance with SFAS No. 123.

     The Company applies APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations in accounting for its stock-based employee compensation plans. Accordingly, no compensation expense has been recognized for options granted at fair market value. The following table illustrates the effect on net income (loss) and income (loss) per share if the Company had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation to its stock-based employee plans.

                                 AspenBio, Inc.
                          Notes to Financial Statements

         (Information as of June 30, 2004 and for the six-month periods ended June 30, 2004 and 2003 is unaudited)

     The Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 2003 and 2002, a dividend yield of 0%; a risk-free interest rate of 3.7% and 2.7%; an expected life ranging from 5-10 years; and an expected volatility of 111% and 172%, respectively. The following table illustrates the effect on net loss and loss per share if the Company had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation to its stock-based employee plans.

                                  Six-Months Ended June 30,      Year Ended December 31,
                                 -------------------------      -----------------------
                                 2004                 2003      2003               2002
                                 ----                 ----      ----               ----
                                        (Unaudited)
Net (loss), as reported         $(1,006,000)   $  (664,000)   $(1,717,000)   $(1,224,000)
Deduct:  Total stock-based
employee compensation expense
determined under fair value
based method for awards
granted, modified or settled,
net of related tax effects         (195,000)      (104,000)      (195,000)        (2,000)
                                -----------    -----------    -----------    -----------

Pro forma net (loss)            $(1,201,000)   $  (768,000)   $(1,912,000)   $(1,226,000)
                                ===========    ===========    ===========    ===========


Earnings (loss) per share:
   Basic and diluted - as
reported                        $      (.10)   $      (.07)   $      (.19)   $      (.13)
                                ===========    ===========    ===========    ===========
   Basic and diluted - pro
forma                           $      (.11)   $      (.08)   $      (.21)   $      (.13)
                                ===========    ===========    ===========    ===========


Income (loss) per share - Basic earnings (loss) per share includes no dilution and is computed by dividing net earnings (loss) available to stockholders by the weighted number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the Company's earnings. The dilutive effect of options and warrants for all periods presented, was not sufficient to change the basic amounts per share disclosed or the options and warrants are anti-dilutive.

Comprehensive income - SFAS No. 130, Reporting Comprehensive Income, requires disclosure of comprehensive income, which includes certain items not reported in the statement of income, including unrealized gains and losses on available-for-sale securities and foreign currency translation adjustments. During the years ended December 31, 2003 and 2002, and the period ended June 30, 2004, the Company did not have any components of comprehensive income to report.

                                 AspenBio, Inc.
                          Notes to Financial Statements

         (Information as of June 30, 2004 and for the six-month periods ended June 30, 2004 and 2003 is unaudited)

Recently issued accounting pronouncements -

Stock-Based Compensation - In December 2002, the FASB issued FASB No. 148 (SFAS
148), Accounting for Stock-Based Compensation - Transition and Disclosure. This Statement amends FASB Statement No. 123; Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. It also amends disclosure requirements to require prominent disclosures in both annual and interim financial statements about the method and the effect of the method used for stock based compensation on reported results. The statement is effective for fiscal years ending after December 15, 2002. Adoption of SFAS 148 did not have a material effect on the Company's financial statements.


Variable Interest Entities - In January 2003, the FASB issued FASB Interpretation No. 46 (FIN 46), Consolidation of Variable Interest Entities. FIN 46 clarifies the application of Accounting Research Bulletin No. 51, Consolidated Financial Statements, for certain entities which do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties or in which equity investors do not have the characteristics of a controlling financial interest ("variable interest entities"). Variable interest entities will be required to be consolidated by their primary beneficiary. The primary beneficiary of a variable interest entity is determined to be the party that absorbs a majority of the entity's expected losses, receives a majority of its expected returns, or both, as a result of holding variable interests, which are ownership, contractual, or other pecuniary interests in an entity. In December 2003, the FASB approved a partial deferral of FIN 46 along with various other amendments. The effective date for this interpretation has been extended until the first fiscal period ending after December 15, 2004. However, prior to the required application of this interpretation, a public company that is a small business issuer shall apply this interpretation to those entities that are considered to be special purpose entities no later than the end of the first fiscal reporting period after December 15, 2003. The Company does not have any variable interest entities, and therefore, the adoption of the provisions of FIN 46 will not have a material effect on the financial condition or results of operations of the Company.

Revenue Arrangements - In November 2002, the Emerging Issues Task Force ("EITF") reached a consensus on Issue 00-21, Accounting for Revenue Arrangements with Multiple-Deliverables (EITF 00-21). EITF 00-21 addresses how to account for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The consensus mandates how to identify whether goods or services or both which are to be delivered separately in a bundled sales arrangement should be accounted for separately because they are "separate units of accounting." The guidance can affect the timing of revenue recognition for such arrangements, even though it does not change rules governing the timing or pattern of revenue recognition of individual items accounted for separately. The final consensus will be applicable to agreements entered into in fiscal years beginning after June 15, 2003 with early adoption permitted. Additionally, companies will be permitted to apply the consensus guidance to all existing arrangements as the cumulative effect of a change in accounting principle in accordance with APB Opinion No. 20, Accounting Changes. The Company does not believe the adoption of EITF 00-21 had a material impact on its financial position or results of operations.

                                 AspenBio, Inc.
                          Notes to Financial Statements

         (Information as of June 30, 2004 and for the six-month periods ended June 30, 2004 and 2003 is unaudited)


Financial Instruments - In May 2003 the FASB issued Statement of Financial Accounting Standards No. 150 ("SFAS 150"), Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. This statement establishes standards for how an issuer classifies and measures in its balance sheet certain financial instruments with characteristics of both liabilities and equity. In accordance with this standard, financial instruments that embody obligations of the issuer are required to be classified as liabilities. SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003, except for those provisions relating to mandatorily redeemable non-controlling interests, which have been deferred. . For existing financial instruments, SFAS No. 150 is effective at the beginning of the fiscal quarter commencing July 1, 2003. The adoption of SFAS No. 150 did not have an effect on the Company's financial position, results of operations or cash flows. If the deferred provisions of SFAS No. 150 are finalized in their current form, management does not expect adoption to have a material impact on the financial position, results of operations or cash flows.

Note 2 - Global Development and Distribution Agreement \ Deferred Revenue

In March 2003, the Company entered into a global development and distribution agreement with Merial Limited ("Merial"). The agreement provides Merial with exclusive rights to market and distribute the Company's new, patent-pending diagnostic blood test. The test is designed to be used approximately 18 days after insemination to determine the early pregnancy status of dairy and beef cattle. Upon execution of the agreement the Company received $200,000, which has been recorded as deferred revenue. During June 2003, AspenBio determined that the results of its large-scale field trial were not proceeding as anticipated. The results continue to be analyzed and modifications to the test are ongoing. AspenBio believes improvements to the test need to be achieved. Accordingly, the test was not launched by October 2003 and receipt of the second development payment of $700,000 from Merial also has been delayed. Such payment could be reduced or eliminated if Merial is not satisfied with the test results or the product. Should Merial elect to terminate the agreement, they may also request a refund of 50% ($100,000) of the development payment received to date. Pursuant to the agreement, if the Company terminates the agreement within three years from the launch date, as defined in the agreement, monies paid by the third party must be refunded on a pro-rata basis.

Note 3 - Inventories

Total inventories consisted of:

                                               June 30, 2004  December 31, 2003
                                               -------------  -----------------
                                                (Unaudited)
Finished goods                                   $148,069         $170,799
Goods in process                                   33,419           33,419
Raw materials                                      74,085           55,754
                                                 --------         --------

              Total inventories                  $255,573         $259,972
                                                 ========         ========

                                 AspenBio, Inc.
                          Notes to Financial Statements

         (Information as of June 30, 2004 and for the six-month periods ended June 30, 2004 and 2003 is unaudited

Note 4 - Property and Equipment

Property and equipment consisted of the following:

                                                        June 30, 2004      December 31, 2003
                                                        -------------      -----------------
                                                          (Unaudited)
     Land and improvements                                $ 1,107,508            $ 1,107,508
     Building                                               2,589,231              2,589,231
     Lab equipment                                            434,466                406,712
     Office and computer equipment                             72,306                 72,306
                                                          -----------           ------------

                   Total cost                               4,203,511              4,175,757

     Less accumulated depreciation                            528,164                411,749
                                                          -----------            -----------

                   Property and equipment                 $ 3,675,347            $ 3,764,008
                                                          ===========            ===========



During January 2003, AspenBio completed the construction of its own building and relocated into it, moving out of its prior leased space, which had been occupied on a month-to-month basis.

Note 5 - Intangible and Other Assets

Intangible and other assets consisted of the following:

                                                            June 30, 2004    December 31, 2003
                                                            -------------    -----------------
                                                             (Unaudited)
     Patent and trademark applications                          $ 400,819            $ 187,401
     Deferred consulting costs, net of accumulated
        amortization of $203,958 and $0                           241,042                    -
     Deferred loan costs, net of accumulated
        amortization of $4,605 and $1,751                          52,480               55,334
     Deferred offering expenses                                    20,000                    -
                                                                   ------                    -

                   Total intangible and other assets            $ 714,341            $ 242,735
                                                                =========            =========


The Company capitalizes legal costs and filing fees associated with obtaining patents on its new discoveries. Once the patents have been issued, the Company will amortize these costs over the shorter of the legal life of the patent or its estimated economic life. During 2004, the Company entered into a license agreement with a university, for rights to the university's patents for use in animal health products, at a total cost of $190,000, of which $60,000 was paid in cash and $130,000 was paid in Company stock.

Consulting costs and loan costs are being amortized over the term of the related agreements using the straight-line method.

                                 AspenBio, Inc.
                          Notes to Financial Statements

         (Information as of June 30, 2004 and for the six-month periods ended June 30, 2004 and 2003 is unaudited)

Note 6 - Lines of Credit

On July 29, 2004, the Company finalized a $150,000 line of credit agreement with a bank, which matures April 30, 2005. The facility bears interest at the prime rate plus 1% (with an interest rate floor of 6.5%). The line of credit is collateralized by the assets of the Company and guaranteed by the president of the Company. The line modifies a prior $250,000 line. As of June 30, 2004, there was $250,000 outstanding on the line that was paid down to zero in August 2004.

In February 2003, the Company entered into a one-year $250,000 revolving line of credit agreement with interest at the New York Prime Rate plus 1% (with an interest rate floor of 6.5%). Due to the floor interest rate, the average interest rate on outstanding balances was 6.5% for 2003. The average outstanding balance on the line of credit since it was obtained during the year ended December 31, 2003 was $212.000. At December 31, 2003, there was $248,502 outstanding under the line of credit. The line of credit was collateralized by the assets of the Company and guaranteed by the president of the Company.

The Company also has a $36,000 line of credit with another bank bearing interest at bank's daily periodic rate (16.75% at December 31, 2003). At December 31, 2003 the outstanding balance under this line was $29,978.

Note 7 - Notes Payable- Related Parties

During June 2003, the Company's president agreed to consolidate the Company's previously outstanding notes payable to him in the aggregate principal amount of $958,651, into one new note with an interest rate of 6% per annum and the maturity date extended to June 2008. Based upon revised agreements entered into in 2004, following the Company achieving specified fund raising levels, an advance principal payment of $200,000 was made on the note in August 2004, and thereafter thirty-six monthly payments of $10,000 will be made, at which time the then remaining balance will be due.

During August 2003, the Company finalized an agreement with the holder of a $500,000 convertible note payable which matured in July 2003, to convert $150,000, plus $38,281 in accrued interest into common stock, be repaid $300,000 in principal and have $50,000 remain outstanding under a new 10% note due November 26, 2003. In consideration for the revisions that were made to the note, the Company agreed to reduce the conversion price from the $1.50 per share under the original note to $1.00 per share for the converted portion. Additionally, the Company granted the holder a warrant to purchase 250,000 shares of common stock at $1.50 per share through July 2005. As a result of the reduction in the conversion rate to $1.00 per share, the Company recorded a debt conversion inducement expense of $81,500, representing the value of the additional shares received as of the date of conversion. The value of the warrant granted to the holder was computed and allocated to the components of the transaction. The value of the portion allocated to the new debt was recorded as additional interest expense over the life of the new note. The $50,000 remaining balance under the note plus accrued interest of $2,100 was repaid on December 3, 2003.

During October 2003, the Company completed a $350,000 offering of convertible debt. The unsecured notes bear interest at 8% and were due at the earlier of May 2004 or at the time $1,000,000 is raised in an equity offering. The debt offering consisted of a note for $1.00 and one share of common stock for each $1.00 invested in the notes. To reduce the amount of the dilution as a result of the debt offering, the Company's

                                 AspenBio, Inc.
                          Notes to Financial Statements

         (Information as of June 30, 2004 and for the six-month periods ended June 30, 2004 and 2003 is unaudited)


president contributed 350,000 shares of common stock to the Company that were used in the offering. The proceeds of the offering have been allocated between the estimated value of the notes, the stock and the warrant, based upon their respective estimated fair values. The amount allocated to the non-debt elements will be accreted back to the debt as additional interest expense over the life of the notes. The Placement Agent selling the notes received fees and expenses of 13% of the proceeds raised plus a warrant to acquire 150,000 shares of common stock at $1.50 per share exercisable through June 2006. During December 2003 an equity offering exceeding $1,000,000 was closed and accordingly, the bridge loans matured. Out of the total $350,000, $205,000 was converted into common stock of the Company at $1.00 per share and $145,000 was repaid, with $45,000 of the amount repaid outstanding at December 31, 2003 and paid in January 2004.

In the third quarter of 2003, Cambridge Holdings, Ltd., a stockholder of the Company, loaned a total of $40,000 under two notes to the Company. The proceeds of the notes were used for working capital, with the notes due on demand bearing interest at 10%. During December 2003 these notes and accrued interest of $1,322 was repaid.

During April 2004 a stockholder advanced the Company $51,360 under a ninety-day unsecured note, bearing interest at 10%. Proceeds from the note were used for corporate obligations. The note was repaid in July 2004.

During the years ended December 31, 2003 and 2002, interest expense of approximately $104,100 and $66,700, respectively, was incurred on notes payable to stockholders. At December 31, 2003, accrued interest expense, due to stockholders was approximately $21,500 and is included with accrued expenses on the accompanying balance sheet. Also included in accrued expenses is $13,333 in compensation accrued to an officer \ director.

Note 8 - Debt Agreements

Mortgage note -

During June 2003, the Company closed on a $3,250,000 permanent mortgage facility on its land and building. The mortgage is held by a commercial bank and includes approximately 39% that is guaranteed by the U. S. Small Business Administration. The loan is collateralized by the real property and is also personally guaranteed by the Company's president. The interest rate on the bank portion is one percentage over the Wall Street Journal Prime Rate (minimum 7%) and the guaranteed portion bears interest at the rate of 4.42%. The loan requires total monthly payments of approximately $23,700. At December 31, 2003 the outstanding balance under the mortgage totaled $3,263,287, inclusive of loan fees.

Prior to closing on the mortgage obligation, the Company utilized a construction loan to finance construction of its new facility. Interest on the construction loan was at the Wall Street Journal prime rate plus 1% with a floor of 6%. The loan was collateralized by first deed of trust of building and $350,000 restricted cash and was guaranteed by a stockholder. In connection with the construction loan, the Company was required to obtain a $395,593 letter of credit naming the Town of Castle Rock Public Works Department as the beneficiary. The letter of credit expired with no amounts having been drawn when the permanent mortgage was closed. For the years ended December 31, 2003 and 2002, during the construction period, interest expense on this loan of $27,401 and $21,431, respectively was capitalized to construction in progress.

                                 AspenBio, Inc.
                          Notes to Financial Statements

         (Information as of June 30, 2004 and for the six-month periods ended June 30, 2004 and 2003 is unaudited)

Minimum annual principal payments due on long-term notes payable at June 30, 2004, are as follows:

      Year ending                Third                   Related
      December 31,               Parties                 Parties (1)
      ------------            ------------              ------------
          2004                $     73,026              $    271,130
          2005                      77,193                    75,156
          2006                      81,613                    79,791
          2007                      86,301                   577,574
          2008                      91,275                        --
          Thereafter             2,853,880                        --
                              ------------               -----------


          Total               $  3,263,288               $ 1,003,651
                              ============               ===========

     (1) - Under subsequently agreed to terms, the $958,651, shareholder loan will be amortized beginning in 2004, as described in Note 7.


Note 9 - Stockholders' Equity and Associated Agreements

During the fourth quarter of 2003 the Company completed the sale of 1,087,750 shares of the Company's common stock, generating net proceeds to the Company of $923,000 after deducting offering expenses. In connection with the offering the Company paid fees of $121,725 to the placement agent and also granted the agent warrants to purchase 474,995 shares of common stock at $1.50 per share, exercisable until June 1, 2006.

As of September 30, 2003 the Company repurchased and retired 500,000 shares of common stock from a stockholder for total consideration of $100,000.

During February 2004 the Company sold 342,857 shares of common stock and in March an additional 114,286 shares were sold each at $.875 per share (as subsequently revised per the terms of the investment agreements). The investors were also granted warrants to purchase 457,143 shares of common stock at $1.50 per share.

During the first quarter of 2004, a previous consulting agreement was amended whereby the consultant agreed to terminate 50,000 options that the Company had agreed to issue and 5,000 common shares previously issued to the consultant were returned to the Company.

The Company's president had agreed that 2,250,000 of the 4,246,757 shares of the Company's common stock owned by him would be voted at shareholder meetings in the same proportion as the other shares of the Company's common stock are voted. This voting arrangement was terminated on July 21, 2004 in connection with the agreement whereby he contributed 1,896,757 shares back to the Company for no consideration as discussed in Note 13.

                                 AspenBio, Inc.
                          Notes to Financial Statements

         (Information as of June 30, 2004 and for the six-month periods ended June 30, 2004 and 2003 is unaudited)

During April 2004 the Company signed a license agreement with a university, providing the Company with rights to the university's patent rights for specified animal health uses. In connection with that agreement, the Company issued 138,298 shares of common stock to the university valued at $130,000 plus agreed to a cash payment of $60,000 at inception.

At the Company's Annual Meeting of its shareholders held in May 2004, an amendment to the Company's Articles of Incorporation was approved to increase the number of authorized shares of Common Stock to 30,000,000 from 15,000,000.

Note 10 - Stock Options and Warrants

         Stock options

In 2002, the Board of Directors of the Company adopted the 2002 Stock Incentive Plan for the benefit of certain employees and consultants. The Company has reserved a total of 1,500,000 shares, (as amended at the May 2004 Annual Meeting), of its common stock for issuance pursuant to the exercise of options to be granted. The Plan is administered by an Option Committee of the Board of Directors. The exercise prices of the options granted are determined by the Option Committee and are established at the estimated fair value of the Company's common stock at the date of grant. The Option Committee determines the term of each option, the number of shares for which each option is granted and the rate at which each option is exercisable. Options are granted with terms not to exceed 10 years. To date all options granted under the Plan, at the dates of the grants, the exercise prices of the options were equal to the estimated fair value of the Company's common stock, therefore, no compensation expense has been recorded for the options granted.

A summary of the status of the Company's stock options as of December 31, 2003 and 2002, and changes during the years then ended, is presented below:

                                                        2003                        2002
                                                ---------------------       --------------------
                                                            Weighted                    Weighted
                                                            Average                     Average
                                                            Exercise                    Exercise
                                                 Shares      Price           Shares      Price
                                                 ------      -----           ------      -----
        Outstanding, beginning of year           250,000      $ 1.05         200,000     $ 1.00
                                                              ======                     ======
        Granted                                  310,000      $ 1.49         250,000     $ 1.25
                                                              ======                     ======
        Exercised                                      -                           -
        Forfeited                                300,000                     200,000
                                                 -------                    --------
        Outstanding, end of year                 260,000      $ 1.45         250,000     $1.05
                                                 =======      ======         =======     =====
        Options exercisable end of year           16,667      $ 1.25         200,000     $1.00
                                                 =======      ======         =======     =====

                                 AspenBio, Inc.
                          Notes to Financial Statements

         (Information as of June 30, 2004 and for the six-month periods ended June 30, 2004 and 2003 is unaudited)


During the six months ended June 30, 2004, a total of 440,000 options were granted under the 2002 Stock Incentive Plan at exercise prices ranging from $1.21 to $1.50 per share. Subsequent to June 30, 2004, an additional 100,000 options were granted under the Plan at an exercise price of $1.20 per share, 585,000 options where granted at an exercise price of $.75 per share and 50,000 options expired.

Prior to the establishment of the 2002 Stock Incentive Plan, on August 1, 2001, the Board of Directors granted stock options to two directors to acquire a total of 200,000 shares for $1 per share. The options were fully vested on December 31, 2001 and expire August 1, 2006.

As of June 30, 2004, the Company had 900,000 stock options outstanding under its plans at exercise prices ranging from $1.00 to $1.50. These options had a weighted average contractual life remaining of 7.2 years and a weighted average exercise price of $1.29. Of these options 265,000 were then exercisable at a weighted average exercise price of $1.11.

     Common stock purchase warrants

On December 28, 2001, the Company entered into an agreement to sell 1,000,000 shares of common stock and 830,000 warrants to purchase common stock at $1.00 per share for total consideration of $600,000 and a consulting contract. The warrants are currently exercisable and expire in January 2007.

In July 2002 the Company issued a total of 375,000 warrants. The warrants entitle the holders to exercise their warrants to purchase shares of common stock at $1.50 per share at any time through July 2005.

In August 2003 the Company issued 250,000 warrants in connection with a conversion of debt. The warrants entitle the holder to exercise their warrants to purchase shares of common stock at $1.50 per share at any time through June 2006.

During September to December 2003 the Company issued a total of 624,995 warrants in connection with bridge loans and common shares sold in the 2003 private placement of common stock. The warrants entitle the holders to exercise their warrants to purchase shares of common stock at $1.50 per share at any time through June 2006.

In connection with a private placement offering closed subsequent to June 30, 2004, the Company issued an additional 2,897,143 warrants, exercisable at $1.50 per share, expiring in five years.

Note 11 - Income Taxes

Income taxes at the federal statutory rate are reconciled to the Company's actual income taxes as follows:

                                                          2003                  2002
                                                          ----                  ----
    Federal income tax expense (benefit) at 34%       $   (584,000)         $   (418,000)
    State income tax net of federal tax effect             (57,000)              (24,600)
    Permanent items                                         28,000               (15,702)
    Valuation allowance                                    613,000               463,600
                                                      ------------          ------------
                                                      $          -          $     (5,298)
                                                       ===========          =============

As of December 31, 2003 the Company has net operating loss carry forwards of approximately $2,974,000 for federal and state tax purposes, which are available to offset future taxable income, if any, expiring through December 2023. A valuation allowance was recorded at December 31, 2003 due to the uncertainty of realization of deferred tax assets in the future.

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31, 2003 are as follows:

                                 AspenBio, Inc.
                          Notes to Financial Statements

         (Information as of June 30, 2004 and for the six-month periods ended June 30, 2004 and 2003 is unaudited)



         Current deferred tax assets (liabilities):
         Net operating loss carry forwards                  $     1,119,000
         Accounts receivable                                            600
         Property and equipment                                      22,200
         Goodwill                                                    (2,000)
                                                            ----------------
         Deferred tax asset                                       1,139,800
         Valuation allowance                                     (1,139,800)
                                                            ---------------
         Net current deferred tax asset                     $             -
                                                            ===============


Note 12 - Commitments and Contingencies

     Customer concentrations

At December 31, 2003, no one customer accounted for more than 10% of total accounts receivable. One customer accounted for 54% and 48% of total net sales for the years ended December 31, 2003 and 2002.

For the six-month periods ended June 30, 2004 and 2003, one customer accounted for approximately 45% and 61% of the Company's sales and a second customer accounted for approximately 21% and 4% of the Company's sales.

     Consulting Agreement

During January 2004 the Company entered into an agreement with a consulting organization to provide investor relations services to the Company for a term of twelve months. The consulting organization was initially being compensated at the rate of $6,000 per month, until certain specified conditions were met and then increased to $8,000 per month. The consultant was also granted options, expiring in January 2009, to acquire 800,000 shares of common stock of the Company at a price of $1.07 per share. The Company has determined the value of the 800,000 options to be $445,000 and recorded this amount as a deferred consulting cost, included with other intangible assets, with a corresponding increase to equity. The deferred consulting cost is being amortized over the one-year life of the agreement.

     Development and license agreements

The Company has entered into three separate agreements under which the Company obtained exclusive proprietary rights to certain patents, licenses and technology to manufacture, market and sell newer developed products. Under the agreements, the Company is obligated to make quarterly royalty payments and milestone payments, as defined, based on a percentage of sales of the products through the fourth year of commercial sales. For two of the agreements, for the years ended December 31, 2003 and 2002, there were no such commercial sales. Under one of the agreements, the Company paid the annual minimum royalty of $25,000, which is to be credited against future earned royalties.

                                 AspenBio, Inc.
                          Notes to Financial Statements

         (Information as of June 30, 2004 and for the six-month periods ended June 30, 2004 and 2003 is unaudited)

In addition, under one of the agreements, the Company is to fund research over a two-year period. Total research payments of $70,000 were expensed as research and development expense for each of the years ended December 31, 2003 and 2002. Under separate agreements with another university the Company acquired rights to the university's patent portfolio for use in the animal health industry for a total cost of $190,000, of which $60,000 was paid in cash and $130,000 was paid in Company common shares and the Company agreed to fund $46,550 payable over a six-month period for consulting and research assistance on one of the Company's products in development.

The Company with 30 days notice and without future obligations may terminate the agreements.


Note 13 - Subsequent Events

Subsequent to June 30, 2004, the Company closed on $2,535,000, ($1,247,500 on July 21, 2004 and $1,287,500 on August 19, 2004) under a Private Placement of unregistered Units (consisting of 20,000 common shares and 20,000 warrants exercisable for three years at $1.50/ share for $17,500 per Unit) through its placement agent. The purpose of the private placement is to raise funds for working capital, new product development and general corporate purposes. As a result of that funding, under an agreement previously entered into with the Company's president and principal shareholder, the shareholder contributed 1,896,757 common shares he owned of the Company, back to the Company for no consideration, which reduced the outstanding shares by that amount. Additionally, the voting agreement described in Note 13 above was terminated as part of this transaction. A principal reduction was also made in a note owed to the Company's president as described in Note 7.

_______________________________________________________________________________



                                                            ASPENBIO, INC.



We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. The information in this prospectus is current as of its date.


                                                    12,820,486 SHARES OF COMMON
                                                                 STOCK










                                                                ______________

                                                                  PROSPECTUS
                                                                ______________

Dealer Prospectus Delivery Obligation:

     Until ______________, all dealers that
effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.





                                                             _____________, 2004

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers
          -----------------------------------------

     The Company's Articles of Incorporation provide that the Company shall indemnify any officer, employee, agent or director against liabilities (including the obligation to pay a judgment, settlement, penalty, fine or expense), incurred in a proceeding (including any civil, criminal or investigative proceeding) to which the person was a party by reason of such status. Such indemnity may be provided if the person's actions resulting in the liabilities: (i) were taken in good faith; (ii) were reasonably believed to have been in the Company's best interest with respect to actions taken in the person's official capacity; (iii) were reasonably believed not to be opposed to the Company's best interest with respect to other actions; and (iv) with respect to any criminal action, the director had no reasonable grounds to believe the actions were unlawful. Unless the person is successful upon the merits in such an action, indemnification may generally be awarded only after a determination of independent members of the Board of Directors or a committee thereof, by independent legal counsel or by vote of the shareholders that the applicable standard of conduct was met by the director to be indemnified.

     A director, employee, agent, or officer who is wholly successful, on the merits or otherwise, in defense of any proceeding to which he or she was a party, is entitled to receive indemnification against reasonable expenses, including attorneys' fees, incurred in connection with the proceeding. In addition, a corporation may indemnify or advance expenses to an officer, employee or agent who is not a director to a greater extent than permitted for indemnification of directors, if consistent with law and if provided for by its articles of incorporation, bylaws, resolution of its shareholders or directors or in a contract.

Item 25.  Other Expenses of Issuance and Distribution

     Expenses payable by the Company in connection with the issuance and distribution of the securities being registered hereby are as follows. Selling shareholders will be required to pay transfer tax and fees, if any, upon sale of their shares.

                  SEC Registration Fee..............................$  1,530
                  NASD Filing Fee...................................$      0
                  Accounting Fees and Expenses......................$ *5,000
                  Legal Fees and Expenses...........................$ *8,000
                  Blue Sky Fees and Expenses........................$ *3,000
                  Broker Commission.................................$      0
                  Printing, Freight and Engraving...................$ *5,000
                  Miscellaneous.....................................$ *2,000
                           Total....................................$ 24,530

_____________________
  *Estimates only.

Item 26.  Recent Sales of Unregistered Securities
          ---------------------------------------

     The following is information as to all securities of the Company sold by the Company within the past three years that were not registered under the Securities Act of 1933 (the "Act").

During the period from July 1, 2001 to December 28, 2001, the Company issued 300,000 shares of its Common Stock to nine persons at $1.00 per share for aggregate consideration of $300,000. All of these shares were issued without registration in reliance on the exemption from registration under Section 3(b) of the Securities Act and Regulation D, Rule 504 promulgated thereunder. The Company also believes that the Section 4(2) exemption would also be available due to the limited size of the offering and the qualifications of the offerees.

     In connection with the 2001 private offering, the Company sent an investor rights declaration regarding piggyback registration and other rights to the purchasers. The Company also prematurely issued stock certificates to these purchasers prior to filing amended articles of incorporation with the Colorado Secretary of State to increase the Company's authorized shares of common stock. The Company subsequently filed the amended articles. The Company also offered to rescind the purchases by refunding the purchase price plus 10% and requested return of the stock certificates and an Amended Investors Rights Declaration. Of the nine purchasers, one purchaser of 50,000 shares accepted the offer of rescission and the Company paid him $55,000. In March 2002, the Company resold the 50,000 shares to the wife and father-in-law of a director at $1.25 per share, or a total of $62,500. The shares were issued without registration in reliance on the exemption from registration under Section 4(2) of the Securities Act and Regulation D, Rules 505 and 506 promulgated thereunder.

     In December 2001, the Registrant entered into an agreement to sell 1,000,000 shares and warrants to purchase up to 830,000 shares to Cambridge Holdings, Ltd. and its designees for $600,000. These securities were issued without registration in reliance on the exemption from registration under
Section 4(2) of the Securities Act. One-half of this sale transaction closed in December 2001 and the balance closed in March 2002.

On July 5, 2002, we made a convertible promissory note to a shareholder in connection with a $500,000 loan from him. Of the $500,000, $350,000 was used to establish an account at the bank providing our construction loan to be used as a pledge for repayment of the construction loan. We used the balance of $150,000 for general corporate purposes. The note was convertible at the shareholder's option into our common stock at $1.50 per share. We also issued to the shareholder warrants to purchase up to 275,000 shares of our common stock at $1.50 per share during a three-year period. During August 2003, we finalized an agreement with the holder under which $150,000 plus accrued interest of $38,281 was converted into 188,281 shares of common stock and we repaid $350,000 of the remaining debt in two payments during 2003. We relied on the private offering exemption from registration contained in Section 4(2) of the Act in making these issuances. No commissions or other remuneration was paid on this transaction.

In 2003, we also obtained a $200,000 guaranty from another shareholder, Cambridge Holdings, Ltd., and we issued to Cambridge a warrant to purchase up to 100,000 shares of our common stock at $1.50 per share for a three-year period. We relied on the private offering exemption from registration contained in
Section 4(2) of the Act in making this issuance. No commissions or other remuneration was paid on this transaction.

On July 15, 2003, and September 15, 2003, the Company issued 10% promissory notes, totaling $40,000, due on demand to one accredited investor in a transaction qualifying under the exemption from registration found in Section 4(2) of the Securities Act of 1933, as amended. No commissions or other remuneration was paid on this transaction.

In September and October, 2003 the Company issued in a private placement Series A 8% Notes in the aggregate principal amount of $350,000 plus shares 350,000 shares of the Company's common stock. The offering was made to accredited investors only in reliance on the exemption from registration found in section 4(2) of the Securities Act of 1933, as amended, and Regulation D, Rule 506 promulgated thereunder. Berry-Shino Securities, Inc. acted as placement agent for the offering and received as commissions or fees 13% of the gross proceeds plus warrants to acquire 150,000 shares of the Company's common stock exercisable at $1.50 per share through June, 2006.

In December 2003 and January 2004 the Company issued in a private placement 1,083,750 shares of the Company's common stock at a price of $1.00 per share. The offering was made to accredited investors only in reliance on the exemption from registration found in section 4(2) of the Securities Act of 1933, as amended, and Regulation D, Rule 506 promulgated thereunder. Berry-Shino Securities, Inc. acted as placement agent for the offering and received as commissions or fees 13% of the gross proceeds plus warrants to acquire 226,665 shares of the Company's common stock exercisable at $1.50 per share through June, 2006.

Between December 2003 and July 2004, we issued a total of 35,000 shares to two individuals for product development and consulting services in a transaction qualifying under the exemption from registration found in Section 4(2) of the Securities Act of 1933, as amended. No commissions or other remuneration was paid on these transactions.

In February 2004 the Company issued 342,857 shares and in March issued 114,286 shares of its common stock to one accredited investor and stockholder, in each case, under a private sale. The issuances included a total of 457,143 warrants to acquire shares of the Company's common stock at $1.50 per share, exercisable for three years. This issuance of securities was made in reliance on the exemption from registration found in Section 4(2) of the Securities Act of 1933, as amended. Commissions, totaling approximately $52,000 were paid on these transactions.

         On April 30, 2004 we issued 138,298 shares of common stock to Washington University, St. Louis, MO, in partial exchange for a licensing agreement, whereby the Company obtained the rights to specified technology. No fees or commissions were paid on this issuance and we relied on the private offering exemption from registration contained in Section 4(2) of the Act in making this issuance.

During August 2004 we issued a total of 10,286 shares to management personnel in lieu of cash compensation during that period in a transaction qualifying under the exemption from registration found in Section 4(2) of the Securities Act of 1933, as amended. No commissions or other remuneration was paid on these transactions.

The Company conducted a private placement of unregistered securities ("Units") totaling an aggregate of $2,535,000, with $1,247,500, having closed on July 21, 2004 and $1,287,500, having closed on August 19, 2004. Each Unit sold consisted of 20,000 common shares and 20,000 warrants exercisable for three years at $1.50/ share, at a total price of $17,500 per Unit. The offering was completed through Westminster Securities Corporation, the Company's placement agent for this offering and received as commissions or fees 8% of the gross proceeds plus warrants to acquire approximately 14.5 Units exercisable at $17,500 per Unit through August, 2009. The Unit offering was conducted in reliance on section 4(2) of the Act, Regulation D and Rule 506 promulgated thereunder.



Item 27.  Exhibits
          --------

         The following is a list of all exhibits filed as part of this Registration Statement:

  EXHIBIT
    NO.                      DESCRIPTION
----------  -------------------------------------------------------------------
   3.1      Articles of Incorporation filed July 24, 2000 (1)
   3.1.1    Articles of Amendment to the Articles of Incorporation filed
            December 26, 2001 (1)
   3.1.2    Articles of Amendment to the Articles of Incorporation filed May
            10, 2004 (5)
   3.2      Bylaws (1)
   4.1(a)   Specimen Certificate of Common Stock (1)
   5.1      Opinion of Burns Figa & Will, P.C.  Filed herewith
   10.1     Agreement for Purchase of Assets and Assumption of Liabilities by
            and among Vitro Diagnostics, Inc., Erik Van Horne, James Musick,
            AspenBio, and Roger Hurst, dated August 7, 2000 (1)
   10.7     2002 Stock Incentive Plan. (1)
   10.8     Technology Transfer Agreement, dated October 29, 2001 between
            AspenBio and the University of Wyoming (1)
   10.9     License Agreement for Determination of Pregnancy Status of
            Ungulates, dated September 25, 2001, between AspenBio and the
            Idaho Research Foundation Inc. (1)
   10.10    Promissory Note, dated August 7, 2000, made by AspenBio to Roger
            D. Hurst (1)
   10.11    Promissory Note, dated April 1, 2002 made by AspenBio to Roger
            D. Hurst (1)
   10.13    Stock Option Agreement, dated August 21, 2001, between AspenBio and Gail Schoettler (1)

   10.15 Promissory Note, dated May 6, 2002, made by AspenBio to Roger D. Hurst (1)
   10.16(a) Contract to Buy and Sell Real Estate, dated January 29, 2002, between Roger D. Hurst and/or assigns and Urban Group, LLC (1) 10.16(b) Agreement to Amend/Extend Contract, dated April 19, 2002 (1) 10.16(c) Agreement to Amend/Extend Contract, dated May 23, 2002 (1)

  EXHIBIT
    NO.                      DESCRIPTION
----------  -------------------------------------------------------------------
   10.17    Loan Agreement to be made between FirstBank of Tech Center and
            AspenBio, Inc. regarding a construction loan in the principal amount of $3,250,000 (1)
   10.18(a) 6/% Convertible Promissory Note, dated July 5, 2002, by
            AspenBio, Inc. to Michael S. Smith in the principal amount of
            $500,000 (1)
   10.18(c) Warrant, dated July 5, 2002, to purchase 275,000 shares of
            AspenBio, Inc. common stock issued to Michael Smith (1)
   10.18(d) Investor Rights Agreement, dated July 5, 2002, between
            AspenBio, Inc. and Michael S. Smith (1)
   10.19(b) Warrant, dated July 5, 2002, to purchase 100,000 shares of
            AspenBio, Inc. common stock issued to Cambridge Holdings, Ltd. (1)
   10.19(c) Investor Rights Agreement, dated July 5, 2002, between
            AspenBio, Inc. and Cambridge Holdings, Ltd. (1)
   10.21    Distribution Agreement between AspenBio, Inc. and Merial
            Limited, dated March 29, 2003 (3)
   10.22    Debt Modification Agreement dated June 13, 2003 with FirstBank of Tech Center (4)
   10.23(a) Loan Agreement between AspenBio, Inc. and Front Range
            Regional Economic Development Corporation dated June 13, 2003 for
            $1,300,000 regarding loan for physical plant or capital equipment acquisitions (4)
   10.23(b) Promissory Note dated June 13, 2003 by AspenBio, Inc. to
            Front Range Regional Economic Development Corporation in
            principal amount of $1,300,000 (4)
   10.23(c) Unconditional Guarantee dated June 13, 2003 by AspenBio, Inc.
            to Front Range Regional Economic Development Corporation in
            principal amount of $1,300,000 (4)
   10.24    Agreement with Washington University (St. Louis, MO) dated May
            1, 2004 (6)
   10.25    Employment Agreement with Roger Hurst dated August 30, 2004 (7)
   16       Letter regarding change in certifying accountant (2)
   23.1     Consent of Gelfond Hochstadt Pangburn, P.C.  Filed herewith
   23.2     Consent of Burns Figa & Will, P.C.  Included in opinion filed as exhibit 5.1




* Portions of Exhibits 10.8 and 10.21 have been omitted from the publicly filed copy and have been filed separately with the Secretary of the Commission pursuant to requests for confidential treatment.

(1) Incorporated by reference from the registrant's Registration Statement on Form S-1 (file no. 333-86190), filed April 12, 2002.
(2) Incorporated by reference from the registrant's report on Form 8-K/A filed January 10, 2003.
(3) Incorporated by reference from the registrant's report on Form 8-K filed April 7, 2003.
(4) Incorporated by reference from the registrant's report on Form 10-KSB/A filed March 29, 2004.
(5) Incorporated by reference from the registrant's report on Form 10-QSB filed August 16, 2004.
(6) Incorporated by reference from the registrant's report on Form 8-K filed May 21, 2004.
(7) Incorporated by reference from the registrant's report on Form 8-K filed August 30, 2004.

Schedules
---------

     Schedules are omitted as the information is not required or not applicable, or the required information is shown in the financial statements or notes thereto.

Item 28.  Undertakings
          ------------

     The undersigned small business issuer will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     The small business issuer will provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned small business issuer will:

     (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing this Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Castle Rock, Colorado on October 25, 2004.

                                                     ASPENBIO, INC.


                                                     /s/ Roger D. Hurst
                                                     -------------------------
                                                     Roger D. Hurst, President



     The undersigned officers and/or directors of AspenBio Inc., by virtue of their signatures appearing below, hereby constitute and appoint Roger D. Hurst or Greg Pusey, or either of them, with full power of substitution, as attorney-in-fact in their names, places and steads to execute any and all amendments to this Form SB-2 in capacities set forth opposite their names on the signature page thereof and hereby ratify all that said attorneys-in-fact or either of them may do by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                Title                                       Date
---------                -----                                       ----

 /s/ Roger D. Hurst      President, Chief Executive Officer   October 25, 2004
-------------------      and Director
Roger D. Hurst

 /s/Gregory Pusey        Chairman of the Board of Directors   October 25, 2004
-----------------
Gregory Pusey

 /s/ Gail Schoettler     Director                             October 25, 2004
--------------------
Gail Schoettler

 /s/ Douglas Hepler      Director                             October 25, 2004
-------------------
Douglas Hepler

                                  EXHIBIT INDEX


  EXHIBIT
    NO.                      DESCRIPTION
----------  -------------------------------------------------------------------
   3.1      Articles of Incorporation filed July 24, 2000 (1)
   3.1.1    Articles of Amendment to the Articles of Incorporation filed
            December 26, 2001 (1)
   3.1.2    Articles of Amendment to the Articles of Incorporation filed May
            10, 2004 (5)
   3.2      Bylaws (1)
   4.1(a)   Specimen Certificate of Common Stock (1)
   5.1      Opinion of Burns Figa & Will, P.C.  Filed hereiwth.
   10.1     Agreement for Purchase of Assets and Assumption of Liabilities by
            and among Vitro Diagnostics, Inc., Erik Van Horne, James Musick,
            AspenBio, and Roger Hurst, dated August 7, 2000 (1)
   10.7     2002 Stock Incentive Plan. (1)
   10.8     Technology Transfer Agreement, dated October 29, 2001 between
            AspenBio and the University of Wyoming (1)
   10.9     License Agreement for Determination of Pregnancy Status of
            Ungulates, dated September 25, 2001, between AspenBio and the
            Idaho Research Foundation Inc. (1)
   10.10    Promissory Note, dated August 7, 2000, made by AspenBio to Roger
            D. Hurst (1)
   10.11    Promissory Note, dated April 1, 2002 made by AspenBio to Roger
            D. Hurst (1)
   10.13    Stock Option Agreement, dated August 21, 2001, between AspenBio and Gail Schoettler (1)
   10.15    Promissory Note, dated May 6, 2002, made by AspenBio to Roger D.
            Hurst (1)
   10.16(a) Contract to Buy and Sell Real Estate, dated January 29, 2002, between Roger D. Hurst and/or assigns and Urban Group, LLC (1)
   10.16(b) Agreement to Amend/Extend Contract, dated April 19, 2002 (1) 10.16(c) Agreement to Amend/Extend Contract, dated May 23, 2002 (1)
   10.17    Loan Agreement to be made between FirstBank of Tech Center and
            AspenBio, Inc. regarding a construction loan in the principal amount of $3,250,000 (1)
   10.18(a) 6/% Convertible Promissory Note, dated July 5, 2002, by
            AspenBio, Inc. to Michael S. Smith in the principal amount of $500,000 (1)
   10.18(c) Warrant, dated July 5, 2002, to purchase 275,000 shares of
            AspenBio, Inc. common stock issued to Michael Smith (1)
   10.18(d) Investor Rights Agreement, dated July 5, 2002, between
            AspenBio, Inc. and Michael S. Smith (1)
   10.19(b) Warrant, dated July 5, 2002, to purchase 100,000 shares of
            AspenBio, Inc. common stock issued to Cambridge Holdings, Ltd. (1)
   10.19(c) Investor Rights Agreement, dated July 5, 2002, between
            AspenBio, Inc. and Cambridge Holdings, Ltd. (1)
   10.21    Distribution Agreement between AspenBio, Inc. and Merial
            Limited, dated March 29, 2003 (3)
   10.22    Debt Modification Agreement dated June 13, 2003 with FirstBank of Tech Center (4)
   10.23(a) Loan Agreement between AspenBio, Inc. and Front Range
            Regional Economic Development Corporation dated June 13, 2003 for
            $1,300,000 regarding loan for physical plant or capital equipment acquisitions (4)

  EXHIBIT
    NO.                      DESCRIPTION
----------  -------------------------------------------------------------------
   10.23(b) Promissory Note dated June 13, 2003 by AspenBio, Inc. to
            Front Range Regional Economic Development Corporation in
            principal amount of $1,300,000 (4)
   10.23(c) Unconditional Guarantee dated June 13, 2003 by AspenBio, Inc.
            to Front Range Regional Economic Development Corporation in
            principal amount of $1,300,000 (4)
   10.24    Agreement with Washington University (St. Louis, MO) dated May
            1, 2004 (6)
   10.25    Employment Agreement with Roger Hurst dated August 30, 2004 (7)
   16       Letter regarding change in certifying accountant (2)
   23.1     Consent of Gelfond Hochstadt Pangburn, P.C.  Filed herewith
   23.2     Consent of Burns Figa & Will, P.C.  Included in opinion filed as exhibit 5.1.




* Portions of Exhibits 10.8 and 10.21 have been omitted from the publicly filed copy and have been filed separately with the Secretary of the Commission pursuant to requests for confidential treatment.

(1) Incorporated by reference from the registrant's Registration Statement on Form S-1 (file no. 333-86190), filed April 12, 2002.
(2) Incorporated by reference from the registrant's report on Form 8-K/A filed January 10, 2003.
(3) Incorporated by reference from the registrant's report on Form 8-K filed April 7, 2003.
(4) Incorporated by reference from the registrant's report on Form 10-KSB/A filed March 29, 2004.
(5) Incorporated by reference from the registrant's report on Form 10-QSB filed August 16, 2004.
(6) Incorporated by reference from the registrant's report on Form 8-K filed May 21, 2004.
(7) Incorporated by reference from the registrant's report on Form 8-K filed August 30, 2004.